EXHIBIT 2.1


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                            STOCK PURCHASE AGREEMENT

                           DATED AS OF MARCH 19, 1998

                                  BY AND AMONG

                             ANCHOR ACQUISITION CO.

                              ANCHOR HOLDINGS, INC.

                                       AND

                THE SELLING STOCKHOLDERS OF ANCHOR HOLDINGS, INC.


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                                TABLE OF CONTENTS


ARTICLE I.  DEFINITIONS......................................................1
         SECTION 1.1.   Certain Definitions; Interpretation..................1

ARTICLE II.  PURCHASE AND SALE...............................................5
         SECTION 2.1.   Sale and Delivery by Sellers.........................5
         SECTION 2.2.   Consideration........................................5

ARTICLE III.  REPRESENTATIONS AND WARRANTIES.................................5
         SECTION 3.1.   Representations and Warranties of the Company........5
                 (a)    Organization and Qualification.......................5
                 (b)    Capitalization.......................................5
                 (c)    Subsidiaries; Significant Investments................6
                 (d)    Due Authorization....................................6
                 (e)    No Violations........................................7
                 (f)    Financial Statements.................................7
                 (g)    Absence of Undisclosed Liabilities and
                          Certain Changes or Events..........................8
                 (h)    Title to Assets......................................8
                 (i)    Taxes................................................8
                 (j)    Absence of Claims...................................10
                 (k)    Agreements..........................................10
                 (l)    Labor Matters.......................................11
                 (m)    Employee Benefits...................................11
                 (n)    Compliance with Laws................................14
                 (o)    Fees................................................14
                 (p)    Environmental Matters...............................14
                 (q)    Intellectual Property...............................15
                 (r)    Insurance...........................................15
                 (s)    Material Interests of Certain Persons...............15
                 (t)    Affiliate Transactions..............................15
                 (u)    Books and Records...................................15
                 (v)    Information.........................................16
                 (w)    Suppliers...........................................16
                 (x)    Warranty Claims.....................................16
          SECTION 3.2.  Representations and Warranties of the Sellers.......16
                 (a)    Ownership...........................................16
                 (b)    Authority...........................................16
                 (c)    No Conflicts........................................16
                 (d)    Fees................................................17


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         SECTION 3.3.   Representations and Warranties of Purchaser.........17
                 (a)    Organization and Qualification......................17
                 (b)    Due Authorization...................................17
                 (c)    No Violations.......................................17
                 (d)    Fees................................................18
                 (e)    Absence of Claims...................................18
                 (f)    Access to Funds; Solvency...........................18
                 (g)    Acquisition of Stock for Investment.................19
         SECTION 3.4.   Projections.........................................19
         SECTION 3.5.   No Additional Representations or Warranties.........19

ARTICLE IV.  COVENANTS......................................................20
         SECTION 4.1.   Employee Benefit Matters............................20
         SECTION 4.2.   Publicity...........................................20
         SECTION 4.3.   Directors and Officers Liability....................21
         SECTION 4.4.   Funding Indebtedness................................21
         SECTION 4.5.   Non-Solicitation....................................21

ARTICLE V.  TAX MATTERS.....................................................21
         SECTION 5.1.   Filing of Returns...................................21
         SECTION 5.2.   Cooperation on Tax Matters..........................22
         SECTION 5.3.   Tax Audits..........................................22
         SECTION 5.4.   Tax Adjustments.....................................23
         SECTION 5.5.   Tax Sharing Agreements..............................23
         SECTION 5.6.   Transfer Taxes......................................24
         SECTION 5.7.   Section 338 Election................................24

ARTICLE VI.  CLOSING........................................................24
         SECTION 6.1.   Closing.............................................24
         SECTION 6.2.   Deliveries of the Company...........................24
                 (a)    Stock Certificates..................................24
                 (b)    Corporate Documents.................................24
                 (c)    Consents; Resolutions...............................25
                 (d)    Certificates of Good Standing.......................25
                 (e)    Opinion of Counsel..................................25
                 (f)    Consents............................................25
                 (g)    Management Agreement................................25
         SECTION 6.3.   Deliveries of Purchaser.............................25
                 (a)    Purchase Price......................................25
                 (b)    Corporate Documents.................................25
                 (c)    Consents; Resolutions...............................25
                 (d)    Certificate of Good Standing........................25
                 (e)    Opinion of Counsel..................................25


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ARTICLE VII.  INDEMNIFICATION...............................................25
         SECTION 7.1.   Survival............................................25
         SECTION 7.2.   Indemnification by the Sellers......................26
         SECTION 7.3.   Indemnification by the Purchaser....................26
         SECTION 7.4.   Limits on Claims....................................26
         SECTION 7.5.   Notice of Claims....................................26
         SECTION 7.6.   Third Party Claims..................................27
         SECTION 7.7.   Exclusive Remedy....................................27

ARTICLE VIII.  OTHER MATTERS................................................27
         SECTION 8.1.   Waiver..............................................27
         SECTION 8.2.   Counterparts........................................28
         SECTION 8.3.   Exhibits and Schedules..............................28
         SECTION 8.4.   Schedules...........................................28
         SECTION 8.5.   Governing Law.......................................28
         SECTION 8.6.   WAIVER OF JURY TRIAL................................28
         SECTION 8.7.   Specific Performance................................29
         SECTION 8.8.   Expenses............................................29
         SECTION 8.9.   Notices.............................................29
         SECTION 8.10.  Entire Agreement; Etc...............................30
         SECTION 8.11.  Severability........................................30
         SECTION 8.12.  Headings............................................30
         SECTION 8.13.  No Strict Construction.  ...........................30
         SECTION 8.14.  Assignment..........................................30




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                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT, dated as of March 19, 1998 (the "Agreement"), by and among Anchor Holdings, Inc., a Delaware corporation, (the "Company"), the undersigned Lee Stockholders (as hereinafter defined)( together with the other stockholders delivering shares of Anchor Holdings, Inc. common stock at the Closing, each a "Seller" and collectively, the "Sellers") and Anchor Acquisition Co., a Delaware corporation ("Purchaser").

         In consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                             ARTICLE I. DEFINITIONS

         SECTION 1.1. Certain Definitions; Interpretation. As used in this Agreement, the following terms shall have the meanings indicated:

         "Affiliate" means an affiliate as defined in Rule 405 of under the Securities Act of 1933 as amended.

         "Agreement" shall have the meaning set forth in the preamble.

         "Claim Notice" shall have the meaning set forth in Section 7.5.

         "Closing"  shall have the meaning set forth in Section 6.1.

         "Closing Date" shall have the meaning set forth in Section 6.1.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" shall have the meaning set forth in the Preamble.

         "Company Balance Sheet" shall have the meaning set forth in Section 3.1(f).

         "Company Balance Sheet Date" shall have the meaning set forth in
Section 3.1(f).

         "Company Financial Statements" means shall have the meaning set forth in Section 3.1(f).

         "Company Stock" means the common stock of Anchor Holdings, Inc.

         "Compensation and Benefit Plans" shall have the meaning set forth in
Section 3.1(m).

         "Consultants" shall have the meaning set forth in Section 3.1(m).


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         "Covered Employees" shall have the meaning set forth in Section 4.3.

         "Damages" means any and all losses, liabilities, obligations, costs, expenses, damages or judgments of any kind or nature whatsoever, including reasonable attorneys', accountants' and experts' fees, disbursements of counsel, and other costs and expenses incurred pursuing indemnification claims under
Article IX hereof net of applicable reserves on the Company Balance Sheet.

         "Directors" shall have the meaning set forth in Section 3.1(m).

         "DGCL" means the Delaware General Corporation Law.

         "Employees" shall have the meaning set forth in Section 3.1(m).

         "Environmental Laws" shall have the meaning set forth in Section
3.1(p).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall have the meaning set forth in Section 3.1(m).

         "ERISA Affiliate Plan" shall have the meaning set forth in Section 3.1(m).

         "GAAP" means, with respect to persons organized under the laws of the United States, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or any successor authority), as applicable at the date of determination and consistently applied.

         "Governmental Authority" shall have the meaning set forth in Section 3.1(p).

         "Hazardous Substance" shall have the meaning set forth in Section
3.1(p).

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indebtedness" means, with respect to any person, the aggregate amount of, without duplication: (a) all obligations of such person for borrowed money;
(b) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, and all reimbursement or other obligations of such person in respect of letters of credit, banker's acceptances, interest rate swaps or other financial products and all capital lease obligations; (c) all obligations of such person to pay the deferred purchase price of assets or services, exclusive of trade payables which, by their terms, are due and payable within ninety (90) calendar days of the creation thereof; or (d) any guaranties of such person of any indebtedness of another person.


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         "Indemnified Party" shall have the meaning set forth in Section 9.5.

         "Indemnitor" shall have the meaning set forth in Section 9.5.

         "Indenture" means the Indenture dated April 2, 1997 among the Company, Anchor Advanced Products, Inc. and State Street Bank and Trust Company, as Trustee.

         "IRS" means the Internal Revenue Service.

         "Knowledge" means the actual knowledge of the Company's officers after making due and reasonable inquiry of the Company's and its Subsidiaries' employees and books and records.

         "Lee Stockholders" means those stockholders of Anchor Holdings, Inc. set forth on Exhibit A hereto.

         "Liens" means all liens, claims, security interests, or other charges, encumbrances or restrictions of any kind, including restrictions on transfer.

         "Material Adverse Effect," with respect to a Person, means any condition, event, change or occurrence that is reasonably likely to have a material adverse effect upon (a) the financial condition, properties, assets, business or results of operations of such person and its Subsidiaries, taken as a whole, or (b) the ability of such person to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. Notwithstanding the foregoing, the current status of customer relationships as has been disclosed to the Purchaser in writing by the Company or orally by representatives of the Company's customers prior to the date of this Agreement shall not be deemed to cause a Material Adverse Effect.

         "Material Contract" shall have the meaning set forth in Section 3.1(k).

         "Notes" means the Anchor Advanced Products, Inc. 11-3/4% Series B Senior Notes Due 2004.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plan" shall have the meaning set forth in Section 3.1(m).

         "Person" includes an individual, corporation, partnership, association, trust, limited liability company or unincorporated organization.

         "Proprietary Rights" means patents, trademarks, trade names, service marks, service names, copyrights and applications therefor, commercial and technical trade secrets, engineering, production and other designs, specifications, formulae, technology, computer and electronic data processing programs and software, inventions, processes, know-how, confidential information and other proprietary property, rights and interests.

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         "Purchaser" shall have the meaning set forth in the Preamble.

         "Regulation" means any statute, law, ordinance, regulation, order or rule of any federal, state, local or other governmental agency or body or of any other type of regulatory body, including, without limitation, those covering environmental, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

         "Schedules" means the schedules to the representations and warranties of each party as referenced in the Agreement.

         "Sellers" shall have the meaning set forth in the Preamble.

         "Shares" shall have the meaning set forth in Section 2.1.

         "Subsidiary," with respect to a Person, means any other Person controlled, directly or indirectly, by such Person.

         "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") means all federal, state, local or foreign taxes, including, without limitation, income, gross receipts, windfall profits, gains, excise, severance, property, production, sales, use, transfer, license, franchise, employment, withholding, environmental, customs duty, capital stock, stamp, payroll, unemployment, disability, production, value added, occupancy, occupation, premium, alternative and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

         "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates, statements, claims for refunds and information returns) required to be filed with respect to any Tax, including any schedule or attachment thereto and any amendment thereof.

         When a reference is made in this Agreement to Sections or Schedules, such reference shall be to a Section of, or Schedules to, this Agreement unless otherwise indicated. The table of contents, tie sheet and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

                          ARTICLE II. PURCHASE AND SALE

         SECTION 2.1. Sale and Delivery by Sellers. Upon the terms and subject to the conditions contained in this Agreement, at the Closing (as defined in Section 6.1 hereof), the

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Sellers will each sell, assign, transfer and deliver to the Purchaser, and the
Purchaser will accept and purchase the shares of Anchor Holdings, Inc. Common Stock (the "Shares") owned by each respective Seller.

         SECTION 2.2. Consideration. Upon the terms and subject to the conditions contained in this Agreement, and in consideration of the aforesaid sale, assignment, transfer and delivery of the Shares, the Purchaser will pay $4.00 per Share (the "Purchase Price"). The Purchase Price shall be payable by the Purchaser in cash by wire transfer of immediately available funds to the Lee Stockholders and by wire transfer or certified check to each other Seller to be allocated among the Sellers as set forth opposite their respective names on
Schedule 2.2.

                   ARTICLE III. REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. Representations and Warranties of the Company. The Company represents and warrants to Purchaser as follows:

               (a) Organization and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiaries has all requisite corporate power and authority to carry on its business as is now being conducted and to own or hold under lease the properties and assets it now owns or holds under lease, except where the absence of power, authority, right to own or hold would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company is duly qualified to do business and is in good standing as a foreign corporation in the jurisdictions listed on Schedule 3.1(a) and there are no other jurisdictions in which its conduct of its business or its ownership of assets requires such qualifications under applicable law, except where the failures to be so qualified or in good standing could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

               (b) Capitalization. (i) Title to Stock. As of the date hereof, the Company's authorized capital stock consists of 2,000,000 shares of common stock, $.01 par value per share, of which 1,551,217.66 shares are issued and outstanding and owned beneficially and of record by the Sellers as set forth on
Schedule 3.1(b). All of the outstanding shares of capital stock of the Company are, and immediately prior to the Closing will be, validly issued, fully paid and non-assessable and are, and immediately prior to the Closing will be, owned, beneficially and of record, as set forth on Schedule 3.1(b). Except as set forth on Schedule 3.1(b), as of the date hereof, the Company has no (A) capital stock outstanding or other securities convertible into or exchangeable for shares of its capital stock or containing profit participation features (including stock appreciation rights plans or agreements or phantom stock plans or agreements),
(B) options, warrants or rights to subscribe for or to purchase its capital stock or any securities convertible into or exchangeable for its capital stock outstanding, (C) obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock, other securities or any warrants, options or other rights to acquire its capital stock, other securities or any warrants, options or other rights to acquire its capital stock or other

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securities, or (D) voting agreements, voting trusts or other agreements
(including, without limitation, contractual or statutory preemptive rights or cumulative voting rights), commitments or understandings with respect to the voting or transfer of its capital stock or other securities.

                    (ii) Stockholder Agreements. There are no agreements among the Company shareholders listed on Schedule 3.1(b) regarding the voting or transfer of any capital stock or other securities of the Company except as set forth on Schedule 3.1(b), which agreement(s) will be terminated contemporaneous with the Closing unless otherwise indicated on Schedule 3.1(b).

               (c) Subsidiaries; Significant Investments. Schedule 3.1(c) sets forth the only Subsidiaries of the Company and its Subsidiaries and the entire authorized capital stock and the total number of issued and outstanding shares of each entity and the holders of record thereof. Except as set forth on
Schedule 3.1(c) all of the shares of capital stock of each Subsidiary of the Company are owned directly and of record by the Company or a wholly-owned Subsidiary of the Company, in each such case fully paid and non-assessable and free and clear of all Liens. Each of the Company's Subsidiaries are duly qualified to do business and are in good standing as a foreign corporation in the jurisdictions listed on Schedule 3.1(a) and there are no other jurisdictions in which its conduct of its business or its ownership of assets requires such qualifications under applicable law, except where the failures to be so qualified or in good standing could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. None of the Company or any of such Subsidiaries or such Subsidiaries' Subsidiaries owns any equity securities, any security convertible or exchangeable into an equity security or any rights to acquire any equity security except those of its Subsidiaries as listed on Schedule 3.1(c).

               (d) Due Authorization. This Agreement and the transactions contemplated herein have been duly authorized by all necessary corporate action of the Company. Subject to receipt of the required approvals, consents or waivers of governmental authorities including all approvals required under any Regulations, including the HSR Act, this Agreement is a valid and binding agreement of the Company enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principals.

               (e) No Violations. Except as set forth on Schedule 3.1(e), the execution, delivery and performance of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby by the Company and each of its Subsidiaries will not:

                    (i) conflict with or constitute a breach or violation of, or a default under, any (A) law, rule or regulation or any judgment, decree, order, governmental permit or license, or (B) agreement, obligation, indenture or instrument of the Company or any Subsidiary of the Company or to which the Company or any of its Subsidiaries (or any of their respective properties) is subject, or enable any Person to enjoin the transactions contemplated hereby;

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                    (ii) conflict with or constitute a breach or violation of, or a default under, the certificate of incorporation or by-laws or similar organizational documents of the Company or any Subsidiary of the Company;

                    (iii) conflict with or constitute a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, give rise to a right to terminate or accelerate, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon, or the loss of benefits of, any of the properties or assets of the Company or any Subsidiary of the Company under any of the terms, conditions or provisions of any note, bond, loan, mortgage, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Company or any Subsidiary of the Company is a party, or to which any of their respective properties or assets may be bound or affected; or

                    (iv) require any approval, filing, consent or waiver under any law, ordinance, statute, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than the filing of a pre-merger notification report under the HSR Act and the expiration or termination of the applicable waiting period thereunder.

               (f) Financial Statements. Schedule 3.1(f) contains the audited consolidated balance sheets of the Company as of December 31, 1996 and December 31, 1997 and the related statements of income and cash flows for each of the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997 (the "Company Financial Statements"):

         Each of the Company Financial Statements has been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects), and fairly presents the financial condition, assets and liabilities, the results of operations and cash flows for the periods related thereto of the Company. For the purposes of this Agreement, the balance sheet of the Company as of December 31, 1997 is referred to as the "Company Balance Sheet" and the date thereof is referred to as the "Company Balance Sheet Date."

               (g) Absence of Undisclosed Liabilities and Certain Changes or Events. Except as set forth on Schedule 3.1(g), since the Company Balance Sheet Date, the Company and its Subsidiaries have conducted their business only in the ordinary course of business consistent with past practice and have not incurred any material liability, except in the ordinary course of their business consistent with past practice. Except as set forth on Schedule 3.1(g), since the Company Balance Sheet Date, there has not been (i) any change in the financial condition, properties, business or results of operations of the Company or its Subsidiaries which, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on the Company, (ii) any sale, transfer or other disposition of any of the Company's or its Subsidiaries' assets, except for products sold in the usual and ordinary course of business,
(iii) any Liens placed upon any of the Company's or its Subsidiaries' assets, or
(iv) any increase in

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the compensation or commission rates payable by the Company or its Subsidiaries to any employee or agent.

               (h) Title to Assets. (i) The Company and each of its Subsidiaries has good (and in the case of real property, record and marketable) title to, or a valid leasehold interest in, all of the assets and properties which it purports to own or lease, as the case may be (except property sold or otherwise disposed of, or property acquired, in the ordinary course of business consistent with past custom and practices since the Company Balance Sheet Date), free and clear of any Liens, except for Liens disclosed on Schedule 3.1(h) and Liens for current Taxes not yet due and payable or for Taxes the validity of which is being contested in good faith.

                    (ii) Except as set forth on Schedule 3.1(h), there are no outstanding options to purchase any parcel of real property, or any material portion or material interest therein. Neither the Company nor any of its Subsidiaries lease any real or personal property to others.

                    (iii) The addresses of all real property owned and leased by the Company and its Subsidiaries are set forth in Schedule 3.1(h).

                      (i) Taxes. Except as set forth in Schedule 3.1(i) as to all matters contained in this Section 3.1(i)(i) through (vi):

                    (i) Each of the Company and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid or properly provided for in the reserve for tax liability set forth on the face of the Company Balance Sheet. None of the Company and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made in writing by an authority or has otherwise become known on the basis of personal contact with any agent of such authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of any of the Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                    (ii) Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                    (iii) There is no dispute or claim concerning any Tax Liability of any of the Company and its Subsidiaries claimed or raised by any authority in writing or otherwise known by the Company's officers on the basis of personal contact with such authority. The Company has made available to Purchaser all federal, state, local and foreign income Tax Returns filed with respect to any of the Company and its Subsidiaries for taxable periods ended on or after December 31, 1994, and Schedule 3.1(i) indicates those returns that have been

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audited, and indicates those Tax Returns that currently are the subject of audit. The Company has made available to the Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries since December 31, 1995.

                    (iv) None of the Company and its Subsidiaries has filed a consent under Code [section]341(f) concerning collapsible corporations. None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Code [section]897(c)(2) during the applicable period specified in Code [section]897(c)(1)(A)(ii). None of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement other than by and among the Company and its Subsidiaries. None of the Company and its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Regulation [section]1.1502-6 (or any similar provision of state, local, or foreign law), or as a transferee or successor, or by contract, or otherwise.

                    (v) The unpaid Taxes of the Company and its Subsidiaries (A) did not, as of the Company Balance Sheet Date, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time from the Company Balance Sheet Date through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

                    (vi) None of the Company and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (j) Absence of Claims. Except as set forth on Schedule 3.1(j), no litigation, proceeding or controversy before any court or governmental agency is pending. There is no pending claim, action or proceeding against the Company or any of its Subsidiaries or against any officer, director or employee thereof, which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or to hinder or delay consummation of the transactions contemplated hereby and, to the Company's Knowledge after reasonable inquiry, no such litigation, proceeding, controversy, claim or action has been threatened or is contemplated.

               (k) Agreements. (i) Except as set forth on Schedule 3.1(k), as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party or subject to, or has amended or waived any rights under, any of the following (whether written or oral, express or implied) (each a "Material Contract"):


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                         (A) any agreement, arrangement or commitment with
respect to which the Company or any of its Subsidiaries has any liability or obligation involving more than $100,000, contingent or otherwise;

                         (B) any agreement, indenture, credit agreement or other
instrument relating to the borrowing of money, the capital lease or purchase on an installment basis of any assets by the Company or any of its Subsidiaries or the guarantee by the Company or any such Subsidiary of any such obligation;

                         (C) any contract containing covenants which limit the
ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person or which involve any restriction of the geographical area in which, or method by which, the Company and its Subsidiaries may carry on their respective businesses (other than as may be required by law or applicable governmental authorities); or

                         (D) any other contract or agreement that would be
required to be disclosed as an exhibit to the Company's annual report on Form 10-K and which has not been so disclosed.

                    (ii) Except as set forth on Schedule 3.1(k), neither the Company nor any of its Subsidiaries is in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, lease, insurance policy, loan agreement or other Material Contract to which it is a party or by which it is bound or to which any of its respective material properties or assets is subject.

                    (iii) The Company has furnished to the Purchaser copies of all Material Contracts. Each Material Contract sets forth the entire agreement and understanding between the Company, its Subsidiary and the respective third-parties with respect to the subject matter thereof, and, except as indicated in Schedule 3.1(k), there have been no amendments, or side or supplemental arrangements to or in respect of any Material Contract. Each Material Contract is valid and binding and in full force and effect. To the Company's Knowledge, there is no event which has occurred or existing condition which constitutes or which, with notice, the happening of an event and/or the passage of time, would constitute a default or breach under any Material Contract by the Company or its Subsidiaries or would cause the acceleration of any obligation of any party thereto, give rise to any right of termination or cancellation or cause the creation of any Lien, by reason of the failure of the Company or its Subsidiaries to fulfill the obligations thereunder. Each Material Contract is valid and binding and in full force and effect.

               (l) Labor Matters. Except as set forth on Schedule 3.1(l), neither the Company or any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, work stoppage, other labor dispute or organizational effort or any labor-related arbitration, law suit or administrative proceeding involving the Company or any of its Subsidiaries pending or threatened.

               (m) Employee Benefits. (i) Schedule 3.1(m)(i), contains a complete and accurate list of all compensation, bonus, deferred compensation, incentive, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, and employment and severance agreements and all similar material practices, policies and arrangements with respect to which (A) the Company or its Subsidiaries may have any liability to or for the benefit of any employee or former employee (the "Employees"), consultant or former consultant (the "Consultants") or director or former director (the "Directors") of the Company or any of its Subsidiaries, or (B) any such Employees, Consultants or Directors are a participant or a party in their capacity as such Employees, Consultants or Directors (the "Compensation and Benefit Plans").

                    (ii) Except as set forth in Schedule 3.1(m)(ii): each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA and the Code, and all material filings, disclosures and notices required by ERISA or the code (including notices under Section 4980B of the Code) have been timely made; each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Pension Plan is exempt from tax under Section 501(a) of the Code) from the Internal Revenue Service for "TRA" (as defined in Rev. Proc. 93-39), or will file for such a determination letter prior to the expiration of the remedial amendment period for such Pension Plan, and the Company is not aware of any circumstances likely to result in revocation of, or failure to receive, any such favorable determination letter; and there is no material pending or, to the best Knowledge of the Company, threatened legal action, suit or claim relating to any of the Compensation and Benefit Plans.

                    (iii) No material liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA Affiliate") which is or was considered one employer with the Company under Section 4001(b) of ERISA or Section 414(b) or (c) of the Code (an "ERISA Affiliate Plan"). The Company and its Subsidiaries have not incurred, do not expect to incur and have no exposure to incur any withdrawal liability with respect to a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) under Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate) or any material liability in connection with the reorganization or termination of any multiemployer plan. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no notice will be required to be filed under Section 4043(b) of ERISA with respect thereto as a result of the transactions contemplated by this Agreement. To the Knowledge of the Company, the PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to the Company's Knowledge, no condition exists that presents a material risk that such proceedings will be instituted.

                    (iv) All contributions required to be made under applicable law or the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan have been timely made or have been reflected on the Company's Financial Statements. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of
Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 307 of the ERISA or Section 401(a)(29) of the Code. The unfunded redetermined actuarial accrued liability of the Anchor Advanced Products, Inc. Salaried Plan was determined by the Company's actuary to be $260,990 as of January 1, 1996. The unfunded redetermined actuarial accrued liability of the Anchor Advanced Products, Inc. Hourly Pension Plan was determined by the Company's actuary to be $199,754 as of January 1, 1997. To the knowledge of the Company, events since the date of each such actuarial report are not reasonably likely to have materially increased the unfunded redetermined actuarial accrued liability of the plans.

                    (v) Except as set forth in Schedule 3.1(m)(v), neither the Company nor any of its Subsidiaries has any obligations to provide retiree health and life insurance benefits or other death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code or other applicable law. No Compensation and Benefit Plan is, or has its benefits provided through, a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA.

                    (vi) Except as set forth on Schedule 3.1(m)(vi), with respect to each Compensation and Benefit Plan, the Company has provided or made available to Purchaser, as applicable, true and complete copies of existing: (A) Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) two most recent Forms 5500 filed with the IRS; (D) most recent actuarial report and financial statement; (E) any and all material employee communications, including the most recent summary plan description and material modifications thereto; (F) most recent forms filed with the PBGC (other than for premium payments); (G) most recent determination letter issued by the IRS; (H) any Form 5310 or Form 5330 filed with the IRS; and (I) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

                    (vii) All Compensation and Benefit Plans covering foreign Employees comply in all material respects with applicable local law. Except as set forth in Schedule

(m)(vii), the Company and its Subsidiaries have no material unfunded liabilities with respect to any Compensation and Benefit Plan which covers foreign Employees. Any liabilities of the Company and its Subsidiaries with respect to Compensation and Benefit Plans covering foreign Employees are reflected in the Company's Financial Statements.

                    (viii) Except as set forth in Schedule 3.1(m)(viii), the consummation of the transactions contemplated by this Agreement will not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Closing Date) (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation), (B) result in the vesting or acceleration of any material benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits under any Compensation and Benefit Plan.

                    (ix) Except as set forth in Schedule 3.1(m)(ix), as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitations, as a result of any termination of employment prior to or following the Closing Date) none of the Purchaser, the Company or any of their respective Subsidiaries, will be obligated to make a payment with respect to any Compensation and Benefit Plans or other arrangement in existence on or before the Closing Date to an individual who is a "disqualified individual," that would be characterized as an "excess parachute payment" (as such terms are defined in Section 280G(b)(1) of the Code).

                    (x) With respect to each Compensation and Benefit Plan: (A) to the Knowledge of the Company, no breach of fiduciary duty has occurred with respect to which the Company, its Subsidiaries, or the plan may be liable or otherwise damaged in any material respect; (B) to the Knowledge of the Company, no audits or investigations by any governmental authority are pending, or threatened; and (C) to the Knowledge of the Company, no "prohibited transaction" (within the meaning of either Section 4975(c) of the Code or Section 406 of ERISA) has occurred with respect to which the Company, its Subsidiaries, or the plan may be liable or otherwise damaged in any material respect.

               (n) Compliance with Laws. The Company and each of its Subsidiaries have complied in all material respects with all applicable laws. The Company and each of its Subsidiaries has, or can obtain without undue expense or delay, all permits, licenses, certificates of authority, orders and approvals of federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted.

               (o) Fees. Except as set forth in Schedule 3.1(o), neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker, finder, investment banker or financial adviser or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker, finder, investment banker or financial adviser has acted directly or indirectly for the Company or any Subsidiary of the Company, in connection with the Agreement or the transactions contemplated hereby.

               (p) Environmental Matters. (i) Except as set forth in Schedule 3.1(p), (A) the Company and each of its Subsidiaries have complied in all material respects with applicable Environmental Laws; (B) no property (including buildings and any other structures) currently owned or operated by the Company or any of its Subsidiaries, or, to the Company's Knowledge, formerly owned or operated by the Company, has been contaminated with, or has had any release of, any Hazardous Substance in violation of any applicable Environmental Law; (C) neither the Company nor any of its Subsidiaries has been ruled the owner or operator under any Environmental Law of any property in which it has currently or formerly held a Lien or leasehold; (D) neither the Company nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third-party property (including property owned by any Governmental Authority, and natural resources); (E) neither the Company nor any of its Subsidiaries has received any written notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law; and (F) neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority relating to any Environmental Law.

                    (ii) The following definitions apply for purposes of this
Section 3.1(p): (A) "Environmental Laws" means any federal, state or local law, regulation, order, decree, permit, authorization, agency requirement with force of law relating to (1) the protection or restoration of the environment, health or safety (in each case relating to the environment or human health) or natural resources or (2) the handling, use, presence, storage, transportation, disposal, release or threatened release of any Hazardous Substance; (B) "Hazardous Substance" means any substance in any concentration that is (1) listed, classified or regulated pursuant to any Environmental Law or (2) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; and (C) "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

               (q) Intellectual Property. Except as set forth on Schedule 3.1(q), (i) The Company and each of its Subsidiaries owns and possesses all rights, title and interest in and to, or has a valid license to use, all Proprietary Rights necessary for the operation of its business as presently conducted; (ii) no claim by any third party contesting the validity, enforceability, use or ownership of any such Proprietary Rights, is currently outstanding or, to the Company's Knowledge, threatened; (iii) neither the Company, any of its Subsidiaries, nor any registered agent thereof has received any notices of any infringement or misappropriation by, or conflict with, any third Person with respect to such Proprietary Rights, nor has the Company, any of its Subsidiaries, or any registered agent thereof received any claims of infringement or misappropriation of or other conflict with any Proprietary Rights of any third Person; and (iv) to the Company's Knowledge, the Company has not infringed, misappropriated or otherwise violated any Proprietary Rights of any third Person. Schedule 3.1(q) sets forth all patents, trademarks, service marks, trade names, copyrights, franchises, licenses, and all royalty agreements and other rights with respect to foregoing owned or used by the Company or its Subsidiaries in connection with their respective businesses.

               (r) Insurance. Schedule 3.1(r) lists all insurance policies maintained by or for the benefit of the Company or its Subsidiaries or any of their directors, officers, employees or agents, specifying the (i) type of policy and a brief description thereof, (ii) policy limits and (iii) self insurance amounts. All insurance policies and bonds maintained by the Company and its Subsidiaries are in full force and effect, the Company and its Subsidiaries are not in default thereunder and all claims thereunder have been filed in due and timely fashion. Except as otherwise indicated on Schedule 3.1(r), all liability insurance policies are on an "occurrence" basis. All premiums due to date under such policies have been paid. Each of the Company and its Subsidiaries is covered by insurance in scope and amount customary for the business in which it is engaged. Except as otherwise indicated on Schedule 3.1(r), neither of the Company nor its Subsidiaries have received any notices of any proposed increase in the premiums payable for coverage, or proposed reduction in the scope (or discontinuation entirely) of coverage, under any of such insurance policies.

               (s) Material Interests of Certain Persons. Except as set forth on
Schedule 3.1(s), neither the Company, nor any of its Affiliates, has any interest in any contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Company or any of its Subsidiaries.

               (t) Affiliate Transactions. Schedule 3.1(t) sets forth the parties to and the date, nature and amount of each transaction involving the transfer of any cash, property or rights to or from the Company, to or for the benefit of any Affiliate since the Company Balance Sheet Date.

               (u) Books and Records. The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein. The Company has delivered to Purchaser true and complete copies of (i) its charter and by-laws and (ii) the charter and by-laws of each Subsidiary of the Company.

               (v) Information. As of their respective dates no registration statement, schedule, report, proxy statement or information statement filed by the Company with the Securities and Exchange Commission contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

               (w) Suppliers. To the Knowledge of the Company, all suppliers material to the Company and its Subsidiaries or the conducting of their business will continue to sell to the Company and its Subsidiaries after the Closing the lines of products presently sold to the Company and its Subsidiaries. The Company and its Subsidiaries are not delinquent by more than 15 days in their payments to any creditor. Except as set forth on Schedule 3.1(w), during the previous twelve months no significant supplier has terminated, or threatened to terminate, its relationship (in whole or in part) with the Company or its Subsidiaries, or has decreased materially or threatened to decrease or limit materially the services, supplies or materials supplied to the Company or its Subsidiaries.

               (x) Warranty Claims. The only warranty extended by the Company is for repair and replacement of nonconforming parts. The warranty reserves on the Company Balance Sheet are adequate to cover any warranty claims relating to products sold prior to the Closing.

         SECTION 3.2. Representations and Warranties of the Sellers. Each Seller severally represents and warrants to Purchaser with respect to itself and its Shares that:

               (a) Ownership. All Shares owned by such Seller are validly issued, fully paid and nonassessable. Other than this Agreement, there is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery or transfer by such Seller (including any right of conversion or exchange under any outstanding security or other instrument) of such Shares. Upon consummation of the transactions contemplated hereby, the Purchaser will acquire good title to the Shares held by such Seller, free and clear of all Liens.

               (b) Authority. Each Seller has full power and authority to perform his, her or its obligations hereunder.

               (c) No Conflicts. The consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Seller is a party or by which such Seller or such Seller's Shares are bound, or violate any statute, law, ordinance, rule, regulation, permit, order, writ, judgment, injunction, decree or award issued, enacted or promulgated by any Governmental Authority applicable to such Seller.

               (d) Fees. Except as set forth on Schedule 3.2(d), such Seller has not employed any broker, finder, investment banker or financial adviser or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker, finder, investment banker or financial advisor has acted directly or indirectly for such Seller in connection with the transactions contemplated hereby.

         SECTION 3.3. Representations and Warranties of Purchaser. The Purchaser represents and warrants to the Company and the Sellers that:

               (a) Organization and Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all requisite corporate power and authority to carry on its business as is now being conducted and to own or hold under lease the properties and assets it now owns or holds under lease, except where the absence of power, authority, right to own or hold would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Purchaser is duly qualified to do business and is in good standing as a foreign corporation in the jurisdictions listed on Schedule 3.3(a) and there are no other jurisdictions in which its conduct of its business or its ownership of assets requires such qualifications under applicable law, except where the failures to be so qualified or in good standing could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

               (b) Due Authorization. This Agreement and the transactions contemplated herein have been duly authorized by all necessary corporate action of Purchaser. Subject to receipt of the required approvals, consents or waivers of governmental authorities referred to in Section 6.1(a), this Agreement is a valid and binding agreement of Purchaser enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principals.

               (c) No Violations. Except as set forth in Schedule 3.3(c), the execution, delivery and performance of this Agreement by Purchaser does not, and the consummation of the transactions contemplated hereby by Purchaser will not:

                    (i) conflict with or constitute a breach or violation of, or a default under, any (A) law, rule or regulation or any judgment, decree, order, governmental permit or license, or (B) material agreement, obligation, indenture or instrument of Purchaser or to which Purchaser (or any of their respective properties) is subject, or enable any Person to enjoin the transactions contemplated hereby;

                    (ii) conflict with or constitute a breach or violation of, or a default under, the certificate of incorporation or by-laws or similar organizational documents of Purchaser;

                    (iii) conflict with or constitute a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, give rise to a right to terminate or accelerate, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon, or the loss of material benefits of, any of the material properties or assets of Purchaser under any of the terms, conditions or provisions of any note, bond, loan, mortgage, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Purchaser is a party, or to which any of their respective properties or assets may be bound or affected; or

                    (iv) require any approval, filing, consent or waiver under any law, ordinance, statute, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than the filing of a pre-merger notification report under the HSR Act and the expiration or termination of the applicable waiting period thereunder.

               (d) Fees. Except as set forth in Schedule 3.3(d), neither Purchaser nor any of its officers, directors, employees or agents, has employed any broker, finder, investment banker or financial adviser or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker, finder, investment banker or financial advisor has acted directly or indirectly for Purchaser in connection with the Agreement or the transactions contemplated hereby.

               (e) Absence of Claims. No litigation, proceeding or controversy before any court or governmental agency is pending, and there is no pending claim, action or proceeding against Purchaser or any of its Subsidiaries, which is reasonably likely, individually or in the aggregate, to hinder or delay consummation of the transactions contemplated hereby and, to Purchaser's knowledge after reasonable inquiry, no such litigation, proceeding, controversy, claim or action has been threatened or is contemplated.

               (f) Access to Funds; Solvency. Purchaser has all funds necessary to consummate the transactions contemplated hereby, pay the aggregate Purchase Price and will have the ability to repay any outstanding Indebtedness of the Company required to be repaid in connection with the transactions contemplated hereby. Purchaser believes that any financing being incurred in connection with the transactions contemplated hereby will not create any liability to the directors, officers or stockholders of the Company under any federal or state fraudulent conveyance or transfer law.

               (g) Acquisition of Stock for Investment. The Purchaser is acquiring the Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing of selling such Shares. The Purchaser agrees that none of the Shares may be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933 as amended, except pursuant to an exemption from such registration available under such Act.

         SECTION 3.4. Projections. In connection with the Purchaser's investigation of the Company and its Subsidiaries and their businesses, the Purchaser, its Affiliates and representatives have received from the Company, its Affiliates and representatives certain estimates, plans, projections and other forecasts for the Company, its Subsidiaries and their respective businesses, and certain plan and budget information. The Purchaser hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, other forecasts, plans and budgets, that the Purchaser is familiar with such uncertainties, that the Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it (including without limitation the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans and budgets), and that neither the Purchaser nor its Affiliates will have, nor will they assert, any claim against the Company or any of its directors, officers, employees, agents, stockholders, Affiliates, consultants, counsel, accountants, investment bankers or representatives or any of their respective directors, officers, employees, agents, Affiliates, consultants, counsel, accountants, investment bankers, stockholders or representatives, or hold the Company or any such Persons liable, with respect thereto. Accordingly, the Company makes no representation or warranty with respect to any estimates, projections, forecasts, plans or budgets (or any such underlying assumption).

         SECTION 3.5. No Additional Representations or Warranties. The Purchaser acknowledges and agrees that it (i) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the Company and its Subsidiaries and (ii) has been furnished with or given adequate access to such representatives of the Company and its Subsidiaries, and books, records and other information about the business of the Company and its Subsidiaries as it has requested. The Purchaser acknowledges that neither the Company nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company, its Subsidiaries or their businesses, except as expressly set forth in this Agreement and the Schedules. The Purchaser further agrees that neither the Company nor any other person shall have, or be subject to, any liability to Purchaser or any other person resulting from the distribution to, or the use by, Purchaser, its financiers and its directors, officers, employees, agents, stockholders, Affiliates, consultants, counsel, accountants, investment bankers or representatives of any such information, including, without limitation, the documentation provided in connection with their due diligence inquiry and any information, document or material made available to the them in the documents provided, management presentations or any other form in connection with the transactions contemplated by this Agreement. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN SECTION 3.1 AND 3.2, THE COMPANY AND THE SELLERS MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE COMPANY, ITS SUBSIDIARIES OR ANY OF THEIR ASSETS, LIABILITIES OR OPERATIONS, OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED REPRESENTATION OR WARRANTY AS TO THE CONDITION, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND PURCHASER EXPRESSLY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 3.1, PURCHASER AGREES THAT IT IS ACQUIRING THE COMPANY ON AN "AS IS" AND "WHERE IS" BASIS.

                              ARTICLE IV. COVENANTS

         Each of the parties hereto respectively agrees that (except as expressly contemplated or permitted by this Agreement or to the extent that the Company and Purchaser shall otherwise consent in writing):

         SECTION 4.1. Employee Benefit Matters. For purposes of employee benefit plans, programs and arrangements provided by Purchaser or any of its Subsidiaries after the Closing Date to employees who were employees of the Company or its Subsidiaries as of the Closing Date ("Covered Employees"), Purchaser shall, and shall cause its Subsidiaries to, treat service of each Covered Employee with the Company and its Subsidiaries before the Closing Date (to the same extent such service is recognized under analogous plans, programs and arrangements of the Company and its Subsidiaries as of the Closing Date) as service rendered to Purchaser and its Subsidiaries, solely for the purpose of eligibility to participate and vesting thereunder.

               (b) In order that the consummation of the transactions contemplated by this Agreement not result in the immediate payment of benefits under Supplemental Executive Retirement Benefits Agreements to which the Company or its Subsidiaries are parties, the Purchaser hereby assumes the obligations and liabilities under such agreements as of the Closing Date and agrees to discharge such obligations and liabilities as they come due if and to the extent the same are not discharged by the Company or its Subsidiaries.

         SECTION 4.2. Publicity. The initial press release announcing this Agreement shall be a joint press release and, subject to the requirements of law (including, without limitation, regulatory requirements) and relevant stock exchange or self-regulatory organization obligations, thereafter the Company and Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the other or the transactions contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto.


         SECTION 4.3. Directors and Officers Liability.

               (a) The certificate of incorporation and bylaws of the Company contain provisions with respect to indemnification on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Closing Date in any manner that would adversely affect the rights thereunder of persons who at any time prior to the Closing Date were identified as prospective indemnified parties under the certificate of incorporation or bylaws of the Company in respect of actions or omissions occurring at or prior to the Closing Date (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by applicable law.

               (b) Purchaser shall cause each of the Persons covered by the policies of directors' and officers' liability insurance maintained by or on behalf of the Company and its Subsidiaries to be covered with respect to matters occurring prior to the Closing Date for a continuous period of not less than six
(6) years from the Closing Date (without any gap or lapse in coverage) under the directors' and officers' liability insurance policies most recently maintained by or on behalf of the Company and its Subsidiaries (provided that Purchaser may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and containing terms and conditions which are no less advantageous) to the extent such policies are available; provided, that if Purchaser is unable to obtain, or cause to be obtained, insurance to the full extent required by this clause (c), Purchaser will obtain, or cause to be obtained, as much comparable insurance as is available.

               (c) The provisions of this Section 4.3 are intended to be for the benefit of, and shall be enforceable by, each such party and his or her heirs and representatives.

         SECTION 4.4. Funding Indebtedness. (a) Purchaser shall cause the Company to repay all Indebtedness of the Company required to be repaid in connection with the transactions contemplated hereby.

               (b) Purchaser shall cause the Company and its Subsidiaries to comply in all respects with the terms of the Indenture from and following the Closing Date, including without limitation, Section 4.14 of the Indenture.

         SECTION 4.5. Non-Solicitation. The Lee Stockholders each agree for a period of one year from the date hereof not to solicit to employ any of the officers or key employees of the Company without obtaining the prior written consent of the Purchaser.

                             ARTICLE V. TAX MATTERS

         SECTION 5.1. Filing of Returns. The Sellers shall cause the Company and its Subsidiaries to prepare and file, consistent with past practices, all Tax Returns of the Company and its Subsidiaries which are due on or before the Closing Date. Purchaser shall prepare and file all other Tax Returns of the Company and its Subsidiaries; provided, however, that to the extent any such Tax Return, including amended Tax Returns, covers a period ending on, before or including the Closing Date, the Sellers shall be entitled to review and participate in the preparation of such Tax Returns, such Tax Returns shall be prepared consistent with past practices, and no position can be taken on the Tax Return that would give rise to an indemnification obligation of the Sellers hereunder without the prior written consent of the Sellers, which consent shall not unreasonably be withheld.

         SECTION 5.2. Cooperation on Tax Matters.

               (a) Purchaser and the Company and its Subsidiaries and the Sellers shall cooperate fully, as and to the extent reasonably requested by any other party, in connection with the filing of Tax Returns pursuant to Section
5.1 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon any other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees (or in the case of the Sellers making any individual Seller) available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Purchaser, the Company and its Subsidiaries and the Sellers agree
(i) to retain all books and records with respect to Tax matters pertinent to the Company and its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser or the Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Purchaser, the Company and its Subsidiaries or the Sellers, as the case may be, shall allow the other party to take possession of such books and records.

               (b) Purchaser, the Company and the Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

               (c) Purchaser, the Company and the Sellers further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

         SECTION 5.3. Tax Audits. With respect to any examination, audit, contest, appeal or other proceeding relating to Taxes of the Company and its Subsidiaries that could give rise to indemnification obligations of the Sellers hereunder, the Sellers may elect to control the contest and settlement of any such proceeding. However, if the Sellers elect to control the contest and settlement of any proceeding under this Section 5.3, Sellers shall indemnify the Purchaser, the Company and its Subsidiaries for any Tax liability arising from such contest or settlement for which it would otherwise have an indemnification obligation hereunder without regard to any limitations on survival under Section
9.1. Purchaser, the Company and its Subsidiaries shall cooperate with the Sellers and shall provide the Sellers with access to Tax Returns, books and records and other relevant information and shall execute any necessary powers of attorney relevant to the Sellers' authority hereunder. In the event that the Sellers elect not to control such contest and settlement, the Sellers shall have the right to participate in such contest and settlement and Purchaser, the Company and its Subsidiaries shall not settle any audit or proceeding without the written consent of the Sellers, which consent shall not be unreasonably withheld.

         Purchaser will promptly advise the Sellers of any notice received by it, the Company or its Subsidiaries from any taxing authority regarding any audit or other proceedings with respect to Taxes for which the Sellers may be liable under this Agreement or otherwise.

         SECTION 5.4. Tax Adjustments. In calculating the amount of any claim for indemnification under Article IX hereunder, any amount payable shall be reduced by (i) any Tax Benefit realized in connection with the payment, incurrence or accrual of the indemnified loss, calculated at the Effective Tax Rate, and (ii) the Offsetting Tax Benefit, calculated at the Effective Tax Rate. The term "Tax Benefit" means the amount by which the liability for Taxes payable and owing to the appropriate taxing authority by Purchaser, the Company, its Subsidiaries or any affiliate is or would be reduced by loss, deduction, refund or credit, determined as set forth below. The term "Offsetting Tax Benefit" means the amount of any Tax Benefit realized by Purchaser, the Company, its Subsidiaries or any affiliate in a taxable period attributable to an adjustment, such as a timing adjustment deferring a tax deduction, including depreciation or amortization, to a subsequent taxable period, resulting in an additional liability for Taxes in a taxable period subject to indemnification by the Sellers hereunder, determined as set forth below. The "Effective Tax Rate" means the sum of (i) the maximum federal income tax rate imposed on corporations for the period in question plus (ii) the product of (A) the weighted average of the maximum state and local income tax rates imposed by all jurisdictions entitled to tax income of Purchaser, or the Company, its Subsidiaries or any affiliate, as the case may be, times (B) one minus the maximum federal income tax rate referred to in clause (i). For purposes of the determination of any Tax Benefit and any Offsetting Tax Benefit, it shall be assumed that (i) any Tax Benefit of Purchaser or the Company, its Subsidiaries or any affiliate (including any Offsetting Tax Benefit) will currently reduce income that is taxable at the Effective Tax Rate, (ii) Purchaser or the Company, its Subsidiaries or any affiliate shall have sufficient taxable income to use any Tax Benefit (including any Offsetting Tax Benefit) in the respective taxable periods in which such Tax Benefit (including any Offsetting Tax Benefit) first arose or will first arise, and (iii) the failure of Purchaser or the Company, its Subsidiaries or any affiliate to claim a Tax Benefit or an Offsetting Tax Benefit shall not preclude any indemnifying party from receiving the benefit hereunder.

         SECTION 5.5. Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving the Company and its Subsidiaries are set forth on Schedule 5.5. Except as set forth in Schedule 5.5 hereof, all tax sharing agreements or similar agreements with respect to or involving the Company and its Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

         SECTION 5.6. Transfer Taxes. The Purchaser shall be liable for, shall hold the Company and the Sellers harmless against, and agree to pay all sales, transfer, stamp, stock transfer, value added, use, real property transfer or gains and similar Taxes other than capital gains and income taxes of the Sellers from the sale of their stock incurred as a result of the transactions contemplated hereby and shall execute and deliver all instruments and certificates necessary to enable the Company and the Sellers to comply with any pre-Closing filing requirements. The Purchaser shall, at its own expense, procure any stock transfer stamps required by, and properly file on a timely basis all necessary Tax Returns and other documentation with respect to, any transfer Tax and provide to the Company evidence of payment of all transfer Taxes.

         SECTION 5.7. Section 338 Election. No election shall be made (or deemed made) under Section 338(g) or Section 338(h)(10) of the Code with respect to the transaction contemplated under this Agreement.

                               ARTICLE VI. CLOSING

         SECTION 6.1. Closing. Subject to satisfaction of the conditions in
Article VI, the closing of the transactions contemplated hereby (the "Closing") will take place at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Boston, Massachusetts 02110 simultaneously with the execution hereof which shall be the earlier to occur of (a) one (1) business day following receipt of the consent of a majority of the holders of the Notes, (b) eleven (11) business days following the mailing of a consent solicitation to the holders of the Notes or (c) March 19, 1998 (the "Closing Date").

         SECTION 6.2. Deliveries of the Company. At the Closing, the Company will execute and deliver or cause to be delivered to Purchaser the following:

               (a) Stock Certificates. Stock certificates of the Company duly endorsed for transfer or accompanied by stock powers duly endorsed in blank.

               (b) Corporate Documents. The Certificate of Incorporation of the Company and its Subsidiaries, certified by the Secretary of the State of Delaware as of a date not more than 10 days prior to the Closing Date, and the By-laws of the Company and its Subsidiaries, certified by an officer of the Company as in effect at the Closing Date;

               (c) Consents; Resolutions. A copy of the consents or resolutions of the Board of Directors approving this Agreement and the transactions contemplated hereby and thereby;

               (d) Certificates of Good Standing. Certificates of Good Standing, dated not more than 10 days prior to the Closing Date, with respect to the Company and its Subsidiaries issued by the secretaries of state of their respective states of incorporation; and

               (e) Opinion of Counsel. An opinion of Hutchins, Wheeler & Dittmar, counsel for the Company dated as of the Closing Date.

               (f) Consents. Evidence of receipt of the consents set forth in
Schedule 3.1(e).

               (g) Management Agreement. Evidence of the termination of the Management Agreement between the Company and the Thomas H. Lee Company dated April 30, 1990.

         SECTION 6.3. Deliveries of Purchaser. At the Closing, Purchaser will execute and deliver or cause to be delivered to the Company and/or the Sellers the following:

               (a) Purchase Price. The Purchase Price in accordance with Section 2.2;

               (b) Corporate Documents. The Certificate of Incorporation of Purchaser certified by the Secretary of the State of Delaware as of a date not more than 10 days prior to the Closing Date, and the By-laws of Purchaser, certified by an officer of Purchaser as in effect at the Closing Date;

               (c) Consents; Resolutions. A copy of the consents or resolutions of the Board of Directors of Purchaser approving this Agreement and the transactions contemplated hereby and thereby;

               (d) Certificate of Good Standing. Certificate of Good Standing, dated not more than 10 days prior to the Closing Date, with respect to Purchaser issued by the secretary of state of its respective state of incorporation; and

               (e) Opinion of Counsel. An opinion of Choate, Hall & Stewart, counsel for Purchaser dated as of the Closing Date.



                          ARTICLE VII. INDEMNIFICATION

         SECTION 7.1. Survival. The representations and warranties contained in Sections 3.1(b)(i), the first two sentences of 3.1(c), 3.2(a), 3.2(b), 3.3(b), and 3.3(c) shall survive the Closing and the consummation of the transactions contemplated hereby without limitation. Other than the foregoing, all other representations and warranties (including without limitation those in Article
III) shall be deemed to be conditions of the Agreement and shall not survive the Closing Date, respectively, and only those agreement and covenants of the parties that are by their terms applicable in whole or in part after the Closing Date shall survive the Closing Date.

         SECTION 7.2. Indemnification by the Sellers. The Sellers, severally, except that the Lee Stockholders shall be liable jointly for that portion of the Sellers payment which is the obligation of each of the Lee Stockholders, subject to Section 7.4 hereof, hereby indemnify and hold the Purchaser harmless from and against any and all Damages arising out of any breach of the Company's representation and warranty set forth in Section 3.1(b)(i) and the first two sentences of Section 3.1(c) or the respective Seller's representations and warranties contained in Sections 3.2(a) and 3.2(b) subject to the survival provisions set forth in Section 7.1.

         SECTION 7.3. Indemnification by the Purchaser. The Purchaser hereby indemnifies and holds the Company and the Sellers harmless from and against any and all Damages arising out of any breach of the Purchaser's representations and warranties contained in Sections 3.3(b) and 3.3(c) subject to the survival provisions set forth in Section 7.1.

         SECTION 7.4. Limits on Claims. Subject to the limitations set forth in this Article VII, notwithstanding anything to the contrary contained herein, the maximum liability of any Seller pursuant to this Article VII shall be his or her respective portion of the Purchase Price (as shown on Schedule 2.2).

         SECTION 7.5. Notice of Claims. (a) Any party (the "Indemnified Party") seeking indemnification hereunder shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim and a reference to the provision of this Agreement upon which such claim is based; provided, that a Claim Notice in respect to any action at law or suit in equity by or against a Third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and, provided further that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent that the Indemnitor shall have been prejudiced by such failure (it being understood that this proviso does not modify or otherwise affect the applicable time period specified in Section 7.1).

               (b) In calculating any Damages there shall be deducted (i) any insurance recoverable in respect thereof (and no right of subrogation shall accrue hereunder to any insurer) and (ii) any past, present or future tax benefit to the Indemnified Party or their Affiliates or Subsidiaries.

               (c) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this Article VII shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Damages suffered by it.

               (d) Any indemnification payments hereunder shall be deemed an adjustment to the purchase price for the Shares.

         SECTION 7.6. Third Party Claims. (a) If an Indemnified Party receives a Claim Notice in respect to any action at law or suit in equity by or against a Third Person, the Indemnitor shall have fifteen (15) business days after receipt of the Claim Notice to undertake, conduct and control, through counsel of its own choosing (reasonably satisfactory to the Indemnified Party), and at its expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnitor in connection therewith; provided, that (i) the Indemnitor shall permit the Indemnified Party to participate in any such settlement or defense through counsel chosen by the Indemnified Party (reasonably satisfactory to the Indemnitor), provided that fees and expenses of such counsel shall not be borne by the Indemnitor, and (ii) the Indemnitor shall not settle any indemnifiable claim without the Indemnified Party's consent without a general release of liability of such Indemnified Party. So long as the Indemnitor is vigorously contesting any such indemnifiable claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnitor's consent, which consent shall not be unreasonably withheld.

               (b) If the Indemnitor does not notify the Indemnified Party within fifteen (15) business days after receipt of the Claim Notice that it elects to undertake the defense of the indemnifiable claim described therein, the Indemnified Party shall have the right to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided, that the Indemnified Party shall give prior notice to the Indemnitor of any compromise or settlement of any such indemnifiable claim.

         SECTION 7.7. Exclusive Remedy. The indemnification provided under this
Article VII shall constitute the sole and exclusive remedy of the Purchaser subsequent to the Closing for any Damages sustained by it as a result of any breach of this Agreement except for proven fraud.





                           ARTICLE VIII. OTHER MATTERS

         SECTION 8.1. Waiver. Any provision of this Agreement may be: (a) waived by the party benefitted by the provision; or (b) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto, except that no amendment may be made that would contravene
Section 251(d) of the DGCL.

         SECTION 8.2. Counterparts. This Agreement may be executed and delivered in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument. One or more counterparts may be delivered via telecopier, and any such telecopied counterpart shall have the same force and effect as an original counterpart hereof.

         SECTION 8.3. Exhibits and Schedules. Any and all of the Exhibits and Schedules attached to this agreement are hereby incorporated herein and made a part hereof.

         SECTION 8.4. Schedules. Items required to be disclosed on the Schedules under Sections 3.1, 3.2 and 3.3, as the case may be, shall be deemed to be disclosed thereon for all purposes of such respective Sections 3.1, 3.2 and 3.3, as the case may be, irrespective of whether they are disclosed with reference to all of the specific subsections to which they relate. The disclosure of any information in the Schedules shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Company in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality.

         SECTION 8.5. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the internal, substantive laws of the Commonwealth of Massachusetts.

         SECTION 8.6. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND AGREES TO CAUSE EACH OF ITS SUBSIDIARIES TO WAIVE, AND COVENANTS THAT NEITHER IT NOR ANY OF ITS SUBSIDIARIES WILL ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. PARENT ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE COMPANY THAT THIS SECTION 8.6 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THE COMPANY IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8.6 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

         SECTION 8.7. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof.

         SECTION 8.8. Expenses. Except as set forth herein, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, whether or not such transactions will be consummated. For purposes of the preceding sentence, all expenses of the Company and its Subsidiaries in connection with this Agreement and the transactions contemplated hereby, including, without limitation, all legal, accounting and other advisory costs and expenses, broker's or finder's fees and expenses, investment banking fees and expenses, corporate staff expenses and all retention or deal bonuses, if any, will be paid by the Company immediately prior to the Closing.

         SECTION 8.9. Notices. All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopy, telegram, telex or facsimile (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

         If to the Company, to:

                      Anchor Holdings, Inc.
                      1111 Northshore Drive
                      Knoxville, Tennessee  37919

                      Telecopier: (423) 450-5379
                      Attention: Francis H. Olmstead, Jr.,
                                 President and Chief Executive Officer

                      With copies to:

                      Hutchins, Wheeler & Dittmar
                      101 Federal Street
                      Boston, Massachusetts 02110
                      Telecopier: (617) 951-1295
                      Attention: James Westra, Esq.,




         If to Purchaser, to:

                      Anchor Acquisition Co.
                      c/o Galt Industries, Inc.
                      767 Fifth Avenue, Suite 506
                      New York, NY  10153
                      Telecopier: (212) 758-1336
                      Attention: George T. Votis

                      With copies to:

                      Choate, Hall & Stewart
                      Exchange Place
                      53 State Street
                      Boston, Massachusetts 02109
                      Telecopier: (617) 248-4000
                      Attention:  Nora J. Schneider, Esq.

         If to any Seller, to the address set forth on Exhibit B hereto.

         SECTION 8.10. Entire Agreement; Etc. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of the Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 8.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated by this Agreement are consummated to the fullest extent possible.

         SECTION 8.12. Headings. The subject headings of Articles and Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

         SECTION 8.13. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

         SECTION 8.14. Assignment. This Agreement may not be assigned by any party hereto without the written consent of other parties.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

ANCHOR HOLDINGS, INC.


By: (s) Francis H. Olmstead, Jr.
    --------------------------------
     Name:  Francis H. Olmstead, Jr.
     Title: Chairman, President and
            Chief Executive Officer

ANCHOR ACQUISITION CO.


By: (s) George T. Votis
    -------------------------
     Name:  George T. Votis
     Title: President and CEO


ML-LEE ACQUISITION FUND II, L.P.



(s) Audrey Bommer
Name:  Audrey Bommer
Title: Vice President & Treasurer,
       ML Mezzanine II, Inc.

ML-LEE ACQUISITION FUND (RETIREMENT
ACCOUNTS) II, L.P.


(s) Audrey Bommer
----------------------------------
Name:  Audrey Bommer
Title: Vice President & Treasurer,
       ML Mezzanine II, Inc.

THOMAS H. LEE EQUITY PARTNERS, L.P.


(s) Scott Schoen
-------------------
Name:  Scott Schoen
Title:

                                    EXHIBIT A

                                LEE STOCKHOLDERS


ML-Lee Acquisition Fund II, L.P.

ML-Lee Acquisition Fund (Retirement Accounts) II, L.P.

Thomas H. Lee Equity Partners, L.P.

                                    EXHIBIT B

                                 SELLERS ADDRESS


Thomas H. Lee Company
75 State Street
Boston, MA  02109

         John W. Childs
         David V. Harkins
         Thomas R. Shepherd
         Glenn H. Hutchins
         Scott A. Schoen
         C. Hunter Boll
         Steven G. Segal
         Anthony J. DiNovi
         Thomas M. Hagerty
         State Street Bank & Trust Company
           as trustee for the Thomas H. Lee
           1989 Nominee Trust

Anchor Advanced Products, Inc.
1111 Northshore Drive, Ste. N600
Knoxville, TN  37919

         Francis H. Olmstead, Jr.
         Robert T. Parkey
         Phyllis Best
         Claude Kyker
         Joe Viglione
         Robert Epley
         John Nugent
         Lloyd Etter

Mid-State Plastics, Inc.
P.O. Box 88 Hwy 220
Seagrove, NC  27341

         Jack C. Lail
         Dean F. Lail
         Richard Mack
         Charles Allen
         Elizabeth Cox
         R. Dale Johnson

19 Patania Court
Lincoln, NJ  07035

         John J. Nugent

                                  Schedule 2.2

                          Allocation of Purchase Price


                     Stockholder                         Number of      $ Amount of
                                                        Shares Held     Shares Held
-----------------------------------------------------------------------------------
Thomas H. Lee Equity Partners, L.P.                     568,185.02    $2,272,740.08
-----------------------------------------------------------------------------------
ML-Lee Acquisition Fund II, L.P.                        410,677.00    $1,642,708.00
-----------------------------------------------------------------------------------
ML-Lee Acquisition Fund (Retirement Accounts) II, L.P.  219,323.00      $877,292.00
-----------------------------------------------------------------------------------
John W. Childs                                           11,018.44       $44,073.76
-----------------------------------------------------------------------------------
David V. Harkins                                          7,659.62       $30,638.48
-----------------------------------------------------------------------------------
Thomas R. Shepherd                                        5,892.75       $23,571.00
-----------------------------------------------------------------------------------
Glenn H. Hutchins                                         7,744.87       $30,979.48
-----------------------------------------------------------------------------------
Scott A. Schoen                                           5,864.36       $23,457.44
-----------------------------------------------------------------------------------
C. Hunter Boll                                            5,864.36       $23,457.44
-----------------------------------------------------------------------------------
Steven G. Segal                                           2,345.83        $9,383.32
-----------------------------------------------------------------------------------
Anthony J. DiNovi                                         1,172.81        $4,691.24
-----------------------------------------------------------------------------------
Thomas M. Hagerty                                         1,172.81        $4,691.24
-----------------------------------------------------------------------------------
State Street Bank & Trust Company of Connecticut (as     65,711.13      $262,844.52
successor to Continental Bank and Trust Company), not
personally but as Trustee for the 1989 Thomas H. Lee
Nominee Trust
-----------------------------------------------------------------------------------
Robert J. Epley                                          20,334.00       $81,336.00
-----------------------------------------------------------------------------------
Lloyd A. Etter                                           13,874.00       $55,496.00
-----------------------------------------------------------------------------------
Claude J. Kyker                                          18,984.00       $75,936.00
-----------------------------------------------------------------------------------
John J. Nugent                                           44,411.00      $177,644.00
-----------------------------------------------------------------------------------
Francis H. Olmstead, Jr.                                 57,263.00      $229,052.00
-----------------------------------------------------------------------------------
Robert T. Parkey Living Trust                            37,242.00      $148,968.00
-----------------------------------------------------------------------------------
Phyllis C. Best                                           7,316.00       $29,264.00
-----------------------------------------------------------------------------------




-----------------------------------------------------------------------------------
Joseph M. Viglione                                       21,244.00       $84,976.00
-----------------------------------------------------------------------------------
Jack C. Lail                                              9,685.23       $38,740.92
-----------------------------------------------------------------------------------
Richard B. Mack                                           1,525.42        $6,101.68
-----------------------------------------------------------------------------------
Elizabeth H. Cox                                          1,815.98        $7,263.92
-----------------------------------------------------------------------------------
R. Dale Johnson                                           1,210.65        $4,842.60
-----------------------------------------------------------------------------------
Charles O. Allen                                          1,210.65        $4,842.60
-----------------------------------------------------------------------------------
Dean F. Lail                                              2,469.73        $9,878.92
-----------------------------------------------------------------------------------

                                 Schedule 3.1(a)

                                  Jurisdictions


A.  Anchor Holdings, Inc.

    Jurisdiction of Incorporation:     Delaware

    Foreign Qualifications:            Connecticut
                                       New York
                                       Tennessee

B.  Anchor Advanced Products, Inc.

    Jurisdiction of Incorporation:     Delaware

    Foreign Qualifications:            Connecticut
                                       Illinois
                                       North Carolina
                                       Tennessee
                                       Texas

C.  Anchor Advanced Products Foreign Sales Corp.

    Jurisdiction of Incorporation:     Barbados

D.  Cepillos De Matamoros S.A. De C.V.

    Jurisdiction of Incorporation:     Mexico

                                 Schedule 3.1(b)

                                 Capitalization

A.  Authorized and Outstanding Capital Stock.

-----------------------------------------------------------------------------
                                                                 Issued and
     Class of Equity Security           Authorized    Treasury   Outstanding
-----------------------------------------------------------------------------
common stock, par value $.01 per share   2,000,000     242.13    1,551,217.66
-----------------------------------------------------------------------------


B.  Ownership of Capital Stock.


                    Stockholder                         Number of Shares Held
-----------------------------------------------------------------------------
Thomas H. Lee Equity Partners, L.P.                                568,185.02
-----------------------------------------------------------------------------
ML-Lee Acquisition Fund II, L.P.                                   410,677.00
-----------------------------------------------------------------------------
ML-Lee Acquisition Fund (Retirement Accounts) II, L.P.             219,323.00
-----------------------------------------------------------------------------
John W. Childs                                                      11,018.44
-----------------------------------------------------------------------------
David V. Harkins                                                     7,659.62
-----------------------------------------------------------------------------
Thomas R. Shepherd                                                   5,892.75
-----------------------------------------------------------------------------
Glenn H. Hutchins                                                    7,744.87
-----------------------------------------------------------------------------
Scott A. Schoen                                                      5,864.36
-----------------------------------------------------------------------------
C. Hunter Boll                                                       5,864.36
-----------------------------------------------------------------------------
Steven G. Segal                                                      2,345.83
-----------------------------------------------------------------------------
Anthony J. DiNovi                                                    1,172.81
-----------------------------------------------------------------------------
Thomas M. Hagerty                                                    1,172.81
-----------------------------------------------------------------------------
State Street Bank & Trust Company of Connecticut (as                65,711.13
successor to Continental Bank and Trust Company), not
personally but as Trustee for the 1989 Thomas H. Lee
Nominee Trust
-----------------------------------------------------------------------------
Robert J. Epley                                                     20,334.00
-----------------------------------------------------------------------------
Lloyd A. Etter                                                      13,874.00
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Claude J. Kyker                                                     18,984.00
-----------------------------------------------------------------------------
John J. Nugent                                                      44,411.00
-----------------------------------------------------------------------------
Francis H. Olmstead, Jr.                                            57,263.00
-----------------------------------------------------------------------------
Robert T. Parkey Living Trust                                       37,242.00
-----------------------------------------------------------------------------
Phyllis C. Best                                                      7,316.00
-----------------------------------------------------------------------------
Joseph M. Viglione                                                  21,244.00
-----------------------------------------------------------------------------
Jack C. Lail                                                         9,685.23
-----------------------------------------------------------------------------
Richard B. Mack                                                      1,525.42
-----------------------------------------------------------------------------
Elizabeth H. Cox                                                     1,815.98
-----------------------------------------------------------------------------
R. Dale Johnson                                                      1,210.65
-----------------------------------------------------------------------------
Charles O. Allen                                                     1,210.65
-----------------------------------------------------------------------------
Dean F. Lail                                                         2,469.73
-----------------------------------------------------------------------------


C.  Stockholders Agreement.

    Anchor Holdings, Inc. Amended and Restated Stockholders' Agreement dated as of July 29, 1994 (being terminated contemporaneously with the Closing)

D.  Stock Options.

    1. Anchor Holdings, Inc. 1990 Time Accelerated Restricted Stock Option Plan as amended effective April 1, 1996 (being terminated contemporaneously with the Closing)


-----------------------------------------------------------------------------
    Shareholder                                                      Options
-----------------------------------------------------------------------------

Geoffrey A. deRohan                                                 10,000.00
-----------------------------------------------------------------------------

    2. Anchor Holdings, Inc. 1995 Non-Qualified Time Accelerated Restricted Stock Option Plan for the Mid-State Plastics Division (being terminated contemporaneously with the Closing)

-----------------------------------------------------------------------------
    Shareholder                                                       Options
-----------------------------------------------------------------------------
Jack C. Lail                                                         6,250.00
-----------------------------------------------------------------------------
Charles O. Allen                                                     3,750.00
-----------------------------------------------------------------------------
R. Dale Johnson                                                      3,750.00
-----------------------------------------------------------------------------
Elizabeth H. Cox                                                     3,000.00
-----------------------------------------------------------------------------
Dean F. Lail                                                         3,750.00
-----------------------------------------------------------------------------
Richard B. Mack                                                      4,500.00
-----------------------------------------------------------------------------

                                 Schedule 3.1(c)

                                  Subsidiaries

A.  ANCHOR ADVANCED PRODUCTS, INC.
    ------------------------------
    1.  Authorized and Outstanding Capital Stock
        ----------------------------------------

-------------------------------------------------------------------------------
    Class of Equity Security             Authorized      Issued and Outstanding
    ------------------------             ----------      ----------------------
-------------------------------------------------------------------------------
common stock, par value $.01 per share        3,000                         100
-------------------------------------------------------------------------------

    2.  Ownership of Capital Stock
        --------------------------

-------------------------------------------------------------------------------
         Stockholder                                      Number of Shares Held
         -----------                                      ---------------------
-------------------------------------------------------------------------------
Anchor Holdings, Inc.                                                       100
-------------------------------------------------------------------------------

B.  ANCHOR ADVANCED PRODUCTS FOREIGN SALES CORP.
    --------------------------------------------

    1.  Authorized and Outstanding Capital Stock
        ----------------------------------------

-------------------------------------------------------------------------------
    Class of Equity Security             Authorized      Issued and Outstanding
    ------------------------             ----------      ----------------------
-------------------------------------------------------------------------------
common stock                              unlimited                         100
-------------------------------------------------------------------------------

    2.  Ownership of Capital Stock
        --------------------------

-------------------------------------------------------------------------------
         Stockholder                                      Number of Shares Held
         -----------                                      ---------------------
-------------------------------------------------------------------------------
Anchor Holdings, Inc.                                                       100
-------------------------------------------------------------------------------


C.  CEPILLOS DE MATAMOROS, S.A. DE C.V.
    -----------------------------------
    1.  Authorized and Outstanding Capital Stock
        ----------------------------------------

-------------------------------------------------------------------------------
    Class of Equity Security             Authorized      Issued and Outstanding
    ------------------------             ----------      ----------------------
-------------------------------------------------------------------------------
Acciones Serie "A"                        Unlimited                       1,000
-------------------------------------------------------------------------------
Acciones Serie "B"                        Unlimited                   1,187,459
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Acciones Serie "C"                        Unlimited                           0
-------------------------------------------------------------------------------

    2.  Ownership of Capital Stock
        --------------------------
        a.  Acciones Serie "A"


-------------------------------------------------------------------------------
         Stockholder                                      Number of Shares Held
         -----------                                      ---------------------
-------------------------------------------------------------------------------
Anchor Advanced Products, Inc.                                             999
------------------------------------------------------------------------------
Anchor Holdings, Inc.                                                        1
-------------------------------------------------------------------------------


        b.  Acciones Serie "B"


-------------------------------------------------------------------------------
         Stockholder                                      Number of Shares Held
         -----------                                      ---------------------
-------------------------------------------------------------------------------
Anchor Advanced Products, Inc.                                       1,187,459
-------------------------------------------------------------------------------

                                 Schedule 3.1(e)

                                  No Violations


3.1(e)(i)(B)

1. Credit Agreement by and among Anchor Advanced Products, Inc., as borrower, the Guarantors from Time to Time Parties Thereto, the Lenders Identified Therein and NationsBank, N.A., as agent dated as of April 2, 1997.

2. Indenture by and among Anchor Advanced Products, Inc., as issuer, Anchor Holdings, Inc., as guarantor and State Street Bank and Trust Company, as trustee dated as of April 2, 1997.

3. Loan Agreement by and between Anchor Advanced Products, Inc. and the Connecticut Development Authority dated December 30, 1994.

4. Agreement by and between Abbott Laboratories and Mid-State Plastics, Inc dated as of November 20, 1989 as supplemented by correspondence.

5. Agreement by and between the Mid-State Plastics Division of Anchor Advanced Products, Inc. and Lydall Central, Inc./Westex Division dated as of December 1, 1997.

3.1(e)(ii)

None.

3.1(e)(iii)

See 1, 2 and 3 above.

3.1(e)(iv)

None.

                                 Schedule 3.1(f)

                              Financial Statements

See Attached.

                                 Schedule 3.1(g)

                                Change of Events


3.1(g)(iv).   Employee Compensation

[bullet] Bonus Participants - Increases and bonuses for these individuals have not yet been put in place pending the completion of the final audit. Increases will be retroactive to January 1, 1998 and will average approximately four (4) percent. There are 44 individuals in the bonus category.

[bullet] All other salaried employees (U.S.) were considered for increases effective January 1, 1998. These increases have been put in place and averaged four (4) percent.

[bullet] All hourly employees (U.S.) received increases effective January 5, 1998. These increases average three (3) percent.

[bullet] Certain hourly employees at each location are subject to normal progression increases based on time in service in a particular classification. These increases take place as a normal course of business and have not been listed.

                                 Schedule 3.1(h)

                                 Title to Assets

A.    Liens.

1. Under the Credit Agreement the lenders have a security interest in accounts receivable and inventory.

2. The Connecticut Development Authority has a security interest in machines and equipment of Anchor Advanced Products, Inc. which (a) are located at the Waterbury, Connecticut facility and (b) were purchased with the grant and loan money from the State of Connecticut.

3. Harlingen Industrial Foundation, Inc. has a security interest in the building located at 5617 S. Expressway 83, Harlingen, Cameron County, Texas.

4. Lien on equipment under the equipment lease for equipment at Morristown, Tennessee between Anchor Advanced Products, Inc. and Charter Financial dated January 17, 1997.

5. Lien on equipment under the equipment lease for equipment at Matamoros, Mexico between Anchor Advanced Products, Inc. and Wentworth Capital Corporation dated June 26, 1996.

6. Lien on equipment under the equipment lease for equipment at Round Rock, Texas between Anchor Advanced Products, Inc. and Wentworth Capital Corporation dated June 24, 1996.

7. Lien on equipment under the equipment lease for equipment at Sanford, North Carolina between Anchor Advanced Products, Inc. and Wentworth Capital Corporation dated June 25, 1996.

8. Lien on equipment under the equipment lease between Anchor Advanced Products, Inc. and LB Credit Corporation dated July 17, 1990.

9. Lien on equipment under the equipment lease between Anchor Advanced Products, Inc. and IBM Credit Corporation dated May 29, 1996.

10. Lien on equipment under the equipment lease between Leasetec Systems Credit and Anchor Advanced Products, Inc.

11. Lien on equipment under the equipment lease between Spring Telimagine Inc. and Anchor Advanced Products, Inc.

12. Lien on equipment under the equipment lease between Spring Telimagine Inc. and Anchor Advanced Products, Inc.

13.   Lien on equipment on loan from Compaq Computer Corp.

14. Lien on equipment under the equipment lease between Valley Office Systems and Anchor Advanced Products, Inc.

15. Lien on equipment under the equipment lease between Southwest Lift Company and Anchor Advanced Products, Inc.

16. Lien on equipment under the equipment lease between J.V. Equipment, Inc. and Anchor Advanced Products, Inc.

B.    Owned Real Property.

      1.   1307 Davis Street, Morristown, Tennessee, 37814

      2. 209 East DeSoto Avenue, Morristown, Tennessee, 37814 (this deed includes the extra lot located next to the building)

      3.   318 East Converse Street, Morristown, Tennessee, 37814

      4. 2820 Oakmont Drive, Round Rock, Williamson County, Texas 78664 (this deed includes the extra lot located next to the building)

      5.   95 Johnson Street, Waterbury, Connecticut

      6.   2.03 acres on North Carolina Highway 78, Sanford, North Carolina

      7.   20.294 acres on U.S. Highway 220, Seagrove, North Carolina

      8. Property located at the northwesterly corner of Avendia Lauro Villar (Km.4) and Calle Francisco, Matamoros, Tamamulipas, Mexico

C.    Leased Real Property.

      1.   Landmark Center, 1111 Northshore Drive, Suite N-600, Knoxville
           Tennessee

      2.   5617 S. Expressway 83, Harlingen, Cameron County, Texas

      3.   2300 Eastern Avenue, Elk Grove Village, Illinois

      4. 5524 Jeffrey Lane, East Tennessee Valley Industrial District, Morristown, Tennessee

      5. JBDJ, LLC, P.O. Box 179, 1333 Oak View Land, Bldg 1, Seagrove, North Carolina 27341

      6. First Air Express DBI Bison Warehouse and Distribution, 10200 Metric Blvd., P.O. Box 80101, Austin, Texas

D.    3.1(h) (ii): Options to purchase real property.

      Option to purchase 5617 S. Expressway 83, Harlingen, Cameron County, Texas

                                 Schedule 3.1(i)

                                      Taxes

Section 3.1(i) (iii)

         See attached.

Section 3.1(i) (iv)

         The Anchor Advanced Products, Inc. (together with Anchor Holdings, Inc., the "Company") has been a member of an Affiliated Group. While the Company was owned by North American Philips Corporation ("Philips"), it was included as a subsidiary in the Philips consolidated tax return. That status changed in April, 1990 when Philips sold the Company to the Thomas H. Lee Company.

                                 Schedule 3.1(j)

                                   Litigation



A.    Frank Eugene Wrenn v. Anchor Advanced Products, Inc.

B.    Pending Workers' Compensation Cases.

      1.   R. Arwood v. Anchor Advanced Products, Inc.
      2.   L. Black v. Anchor Advanced Products, Inc.
      3.   K. Massey v. Anchor Advanced Products, Inc.
      4.   B. Sloas v. Anchor Advanced Products, Inc.
      5.   N. Hill v. Anchor Advanced Products, Inc.
      6.   E. Dalton v. Anchor Advanced Products, Inc.

C.    D&M Sales & Engineering, Inc. v. Anchor Advanced Products, Inc.

D. Jewelyndia Patterson v. Mid-State Plastics and Express Personnel Temporary Service.

                                 Schedule 3.1(k)

                                   Agreements

A.    3.1(k)(i)(A): Material Contracts.

      1. Agreement by and between Mid-State Plastics, Inc. and Abbott Laboratories dated December 5, 1989 as amended February 17, 1997, Consent to Assignment dated 7/29/94 and supplemental correspondence dated 3/5/97, 9/19/95, 9/11/95, 9/5/94 and 8/5/94.

      2. Memorandum of Agreement by and between Anchor Advanced Products, Inc. and The Procter & Gamble Manufacturing Company dated December 16, 1993 as amended August 2, 1997.

      3. Agreement by and between Anchor Advanced Products, Inc. and Colgate-Palmolive Company dated as of June 30, 1996.

      4. Purchase Agreement by and between Mid-State Plastics, a Division of Anchor Advanced Products, Inc. and Compaq Computer Corporation dated February 28, 1997.

      5. Agreement by and between Anchor Advanced Products, Inc. and Anomatic Corporation dated as of March 28, 1996.

      6. Collaborative Supply Agreement by and between Anchor Advanced Products, Inc. and Aastrom Biosciences, Inc. dated December 16, 1996.

      7. Confidential Disclosure Agreement by and between Anchor Advanced Products, Inc. and Cosmair, Inc. dated May 10, 1993.

      8. Letter Agreement by and between Anchor Advanced Products, Inc. and L'Oreal dated as of August 24, 1995 as supplemented by letter dated March 7, 1996.

      9. Sales Contract by and between Anchor Advanced Products, Inc. and Bayer Corporation dated as of July 28, 1997.

      10. Draft Supply Agreement by and between Anchor Advanced Products, Inc. and SmithKline Beecham-currently being negotiated.

      11. Supply Agreement by and between Mid-State Plastics Division of Anchor Advanced Products, Inc. and Lydall Central, Inc./Westex Division dated as of December 1,1997.

      12.  Letter Agreement with Schering-Plough dated as of December 18, 1997.

      13. Letter Agreement by and between Anchor Advanced Products, Inc. and Bic Corporation dated as of November 6, 1997.

      14. Letter Agreement from Summit Corporation of America dated April 18, 1997.

      15. Product Sales Agreement by and between Anchor Advanced Products, Inc. and Huntsman- currently being negotiated.

      16. Assembling Agreement by and between Anchor Advanced Products, Inc. and Cepillos de Matamoros dated as of May 9, 1990.

      17. Management Agreement by and between Anchor Advanced Products, Inc. and the Thomas H. Lee Company dated April 30, 1990. (being terminated contemporaneously with the Closing)

      18. Sales Representation Agreement by and between Anchor Advanced Products, Inc. and PDC Associates, Inc. dated as of July 1, 1995.

      19. Warehouse Service Agreement between Anchor Advanced Products, Inc. and DuPont de Nemours dated September 15, 1995.

      20. General Polymers Volume Contract by and between Anchor Advanced Products, Inc. and Ashland Chemical, Inc. dated as of January 27, 1998.

B. 3.1(k)(i)(B): Indenture, Credit Agreement or Other Instrument Relating to the Borrowing of Money and Capital Leases.

      1. Indenture for 11 3/4% Senior Notes Due 2004 by and among Anchor Advanced Products, Inc., as Issuer, Anchor Holdings, Inc., as Guarantor, and State Street Bank and Trust Company, as Trustee dated as of April 2, 1997.

      2. Anchor Advanced Products, Inc. $100,000,000 11 3/4% Series B Senior Notes Due 2004.

      3. Credit Agreement by and between Anchor Advanced Products, Inc. and NationsBank, N.A., as Agent dated as of April 2, 1997.

      4. Loan Agreement by and between Anchor Advanced Products, Inc. and the Connecticut Development Authority (the "CDA") dated December 30, 1994, the Assistance Agreement by and between the State of Connecticut acting by the Department of Economic Development and Anchor Advanced Products, Inc. approved on January 18, 1995, Guaranty Agreement by and between the CDA and Anchor Holdings, Inc. and Security Agreement by and between the CDA and Anchor Advanced Products, Inc.

      5. Anchor Advanced Products, Inc. Use of Letter of Credit Agreement by and between Anchor Advanced Products, Inc. and Reliance National Indemnity Company dated as of April 30, 1993.

      6. Equipment Lease by and between Mid-State Plastics and LB Credit corporation dated as of May 21, 1990.

      7. Lease of the property located at 5617 S. Expressway 83, Harlingen, Cameron County, Texas.

C.    3.1(k)(i)C: Non-Competition Agreements.

      Supply Agreement by and between Mid-State Plastics, a division of Anchor Advanced Products, Inc. and Lydall Central, Inc./Westex Division dated December 1, 1997.

D.    3.1(k)(ii): Defaults.

      The Company is in default of Loan Agreement by and between Anchor Advanced Products, Inc. and the Connecticut Development Authority dated December 30, 1994 and the Assistance Agreement by and between Anchor Advanced Products, Inc. and the State of Connecticut Acting by the Department of Economic Development approved on January 18, 1995. This default also constitutes a default under the Credit Agreement by and between Anchor Advanced Products, Inc. and NationsBank, N.A., as agent dated as of April 2, 1997.

                                 Schedule 3.1(l)

                                  Labor Matters


        Convenio DeTrabajo dated February 16, 1998. Terms retroactive to
                                January 1, 1998.

                               Schedule 3.1(m)(i)

                                Employee Benefits


I.       Retirement Benefit Plans

         A.       Defined Benefit Pension Plans

                  1.       Anchor Advanced Products, Inc. Hourly Pension Plan
                  2.       Anchor Advanced Products, Inc. Salaried Pension Plan

         B.       Defined Contribution Plans

                  1.       Anchor Advanced Products' Employee Savings Plan
                  2.       Mid-State Plastics Defined Contribution Plan

II.      Welfare Benefit Plans

         A.       Anchor Advanced Products' Employee Welfare Benefit Plan

                  The Anchor Advanced Products' Employee Welfare Benefit Plan includes a Section 125 cafeteria arrangement, dependent care assistance plan and unreimbursed medical plan. Medical and dental coverage are provided through Blue Cross Blue Shield of Tennessee, accidental death and dismemberment, long and short term disability and life insurance coverage are provided through Principal Financial Group effective October 1, 1996. Travel Accident Insurance is provided through American Home Assurance Company to full time employees in the amount of 6 times actual salary with a maximum of $1,600,000.

         B. The medical and dental coverage are provided through self-insured plans. The medical plan has a stop-loss insurance policy with $100,000 individual and $3,145,000 aggregate limits. The dental plan limits the amount of reimbursement to $1,000 per participant per year. Participants in the medical plan can reduce their required contribution to the plan by participating in the Company's "Wellness Program" provided through Blue Cross/Blue Shield.

         C. Prescription Drugs are offered through Eckerd Health Services/TDI. There is no additional premium for this plan. At retail, there is a $25 individual deductible and a $50 family deductible.

III.     Executive Major Medical

         Seven (7) executives are provided individual major medical policies in addition to the basic medical plan. No retiree benefits are provided under this plan.

IV.      Employment Agreements

         A. Employment Agreement by and between the Company and Francis H. Olmstead, Jr. and dated April 1, 1996.

         B. Employment Agreement by and between the Company and Robert T. Parkey and dated April 1, 1996.

         C.       Employment Agreement by and between the Company and Geoffrey
                  A. deRohan and dated April 1, 1996.

         D. Employment Agreement by and between the Company and Claude J. Kyker and dated April 1, 1996 and extended through December 31, 1998 on January 5, 1998.

         E. Employment Agreement by and between the Company and Joseph M. Viglione and dated April 1, 1996 and extended through December 31, 1998 on January 5, 1998.

         F. Employment Agreement by and between the Company and Phyllis C. Best and dated April 1, 1996 and extended through December 31, 1998 on January 5, 1998.

V.       Supplemental Executive Retirement Benefits Agreements

         Each Supplemental Executive Retirement Benefits Agreement provides different death benefit provisions and spousal survivor provisions.

         A. Supplemental Executive Retirement Benefits Agreement by and between the Company and Francis H. Olmstead, Jr. amended and restated November 15, 1994, and amended by letters dated June 11, 1996, and February 8, 1996.

         B. Supplemental Executive Retirement Benefits Agreement by and between the Company and Robert T. Parkey amended and restated November 15, 1994, and amended by letter dated June 11, 1996, and February 8, 1996. This Agreement contains a different formula of benefits than the other Agreements.

         C. Supplemental Executive Retirement Benefits Agreement by and between the Company and Geoffrey A. deRohan amended and restated as of November 15, 1994.

         D. Supplemental Executive Retirement Benefits Agreement by and between the Company and Claude J. Kyker amended and restated November 25, 1994, and amended by letters dated June 11, 1996, February 8, 1996, and January 5, 1998.

         E. Supplemental Executive Retirement Benefits Agreement by and between the Company and Joseph M. Viglione amended and restated November 25, 1994, and amended by letters dated June 11, 1996, February 8, 1996, and January 5, 1998.

         F. Supplemental Executive Retirement Benefits Agreement by and between the Company and Phyllis C. Best amended and restated November 25, 1994, and amended by letters dated June 11, 1996, February 8, 1996, and January 5, 1998.

         G. Supplemental Executive Retirement Benefits Agreement each amended and restated as of November 25, 1994 by and between the Company and certain individuals named therein, all as follows:

                  1.  John J. Nugent (Amended by letter dated February 8, 1996)
                  2.  Robert J. Epley (Amended by letter dated February 8, 1996)
                  3.  Lloyd Etter
                  4.  Warren Henricks
                  5.  Manfred Fassler
                  6.  Walter Simon
                  7.  Rick D. Owens
                  8.  Enrique Villegas
                  9.  Edward Sherman
                  10. Samuel White
                  11. John Franz
                  12. Charles O. Allen
                  13. Dennis A. Carper
                  14. William R. Cavalari
                  15. Elizabeth H. Cox
                  16. Horst Herlitze
                  17. R. Dale Johnson
                  18. Terrance O. Jones
                  19. Richard B. Mack
                  20. Vincent M. Pignatelli
                  21. Roger Michael Price
                  22. Robert J. Valerian
                  23. Rogon Walker
                  24. John C. Williams
                  25. James V. Wisser
                  26. Stephen C. Hopkins

                  27. Jack C. Lail
                  28. G.C. Mike Smith
                  29. Dean F. Lail
                  30. James E. Cameron
                  31. Carey Martin Durham
                  32. Kermit Lawson
                  33. David Scholle
                  34. Steven D. Shannon
                  35. Keith A. Stuck
                  36. Jeffrey J. Vokac

         Although these Agreements are intended to be unfunded, unsecured agreements to pay retirement benefits, the Company has purchased certain life insurance policies with Sun Life Insurance Company and Central Life Assurance Company (Amer US) to fund these Agreements.

         The following individual policies are with Sun Life:

                                                             Policy Face
                      Participant                               Amount
                      -----------                            ------------

                  1.  Charles O. Allen                        $ 483,425
                  2.  Phyllis C. Best                           552,782
                  3.  James E. Cameron                          564,280
                  4.  William R. Cavalari                       611,341
                  5.  Elizabeth H. Cox                          532,160
                  6.  Carey M. Durham                           532,163
                  7.  Robert J. Epley                           617,471
                  8.  Manfred Fassier                           574,650
                  9.  John M. Franz                             572,554
                  10. Warren L. Hendricks, Jr.                  611,380
                  11. Horst Herlitze                            617,030
                  12. Stephen C. Hopkins                        540,721
                  13. R. Dale Johnson                           534,085
                  14. Terrance O. Jones                         621,618
                  15. Claude I. Kyker                           725,125
                  16. Dean F. Lail                              525,815
                  17. Jack C. Lail                              565,754
                  18. Kermit A. Lawson                          556,511
                  19. Richard B. Mack                           547,974
                  20. John J. Nugent                            937,074
                  21. Francis H. Olmstead, Jr.                  877,194
                  22. Rick D. Owens                             546,221
                  23. Robert T. Parkey                          765,230
                  24. Vincent M. Pignatelli                     531,343
                  25. Roger M. Price                            542,773

                  26. David A. Scholle                          561,283
                  27. Steven Shannon                            483,425
                  28. Edward W. Sherman                         530,530
                  29. Grover C. Smith, III                      539,859
                  30. Keith A. Stuck                            529,797
                  31. Joseph M. Viglione                        714,412
                  32. John C. Williams                          483,425
                  33. J. Victor Wisser                          545,426
                  34. Dennis Carper                           1,000,000
                  35. Geoffrey deRohan                        1,000,000
                  36. Enrique Villegas                        1,000,000
                  37. Rogon Walker                            1,000,000


         The following individual policies are with Amer US Life Insurance
Company:

                                                             Policy Face
                      Participant                               Amount
                      -----------                            ------------

                  1.  Robert J. Valerian                      $ 526,323
                  2.  Lloyd A. Etter                            407,726
                  3.  Jeffrey J. Vocak                          724,318

VI.      Supplemental Compensation Agreements

         Each Supplemental Compensation Agreement contains substantially similar provisions with the exception that the formula for benefits in each Agreement is different.

         A. Supplemental Compensation Agreement by and between the Company and Phyllis C. Best dated November 18, 1994.

         B. Supplemental Compensation Agreement by and between the Company and Claude J. Kyker dated November 18, 1994.

         C. Supplemental Compensation Agreement by and between the Company and Joseph M. Viglione dated November 18, 1994.

         D. Supplemental Compensation Agreement by and between the Company and Robert J. Epley dated November 18, 1994.

         E. Supplemental Compensation Agreement by and between the Company and Lloyd Etter dated November 18, 1994.

         F. Supplemental Compensation Agreement by and between the Company and Francis H. Olmstead, Jr. dated November 18, 1994.

VII.     Mexican Agreements

         Certain benefits are granted to employees of the Company's Mexican subsidiary who are subject to a collective bargaining agreement by and between Cepillos de Matamoros S.A. de C.V. and El Sindicato de Jornaleros y Oberos Industries. These benefits include food allowance, life insurance, vision, wedding gifts, educational assistance plan, vacation premium, sports, union delegate compensation, death in family, and uniforms. Certain other benefits granted to the Company's Mexican employees by Mexican government and any lower government body in Mexico, including local governments, include Christmas bonus, profit sharing, holidays, vacations, sick benefits and social security (IMSS). Other benefits provided by the Company to salaried employees include a savings plan and a major medical plan.

VIII.    Stock Option Plan (being terminated contemporaneously with the Closing)

         A. Anchor Holdings, Inc. 1995 Non-Qualified Time Accelerated Restricted Stock Option Plan for the Mid-State Plastics Division

         B. Anchor Holdings, Inc. 1990 Time Accelerated Restricted Stock Option Plan as amended effective April 1, 1996.

IX.      Stock Option Agreements (being terminated contemporaneously with the
Closing)

         A.       Stock Option Agreement by and between the Company and Geoffrey
                  A. deRohan dated April 1, 1996 pursuant to the Anchor Holdings, Inc. 1990 Time Accelerated Restricted Stock Option Plan as amended effective April 1, 1996.

         B. The following individuals have Agreements pursuant to the Anchor Holdings, Inc. 1995 Non Qualified Time Accelerated Restricted Stock Option Plan for the Mid-State Plastics
                  Division:

                  1.  Jack C. Lail
                  2.  Richard Mack
                  3.  Charles Allen
                  4.  Dean Lail
                  5.  R. Dale Johnson
                  6.  Elizabeth Cox

X.       Severance

         The Company provides a severance to salaried employees who are placed on permanent layoff due to a work force reduction or plant closing or who are terminated without cause equal to one week's pay per year of service to the Company. Officers are granted salary and benefits continuation for a minimum of one full year for termination without cause and paid a prorated bonus prorated based on date of termination.

XI.      Scholarship Program

         The Company provides a scholarship to sons and/or daughters of full-time United States employees who have completed one year of continuous service as of January 1 of the year the award is to be made. The scholarship is in an amount of $6,000 ($1,500 per year) granted to students attending a two- or four-year accredited college or university on a full-time basis as a first-time freshman.

XII.     Educational Assistance Plan

         The Company provides to full-time employees educational assistance for subjects related to their job function. Employees may not receive reimbursement for failing grades. The Company limits the reimbursements to $4,000 per year, per employee.

XIII.    Holiday and Vacation Pay

         Full-time employees of the Company receive 11 paid holidays. Full-time employees of the Mid-States Plastic Division receive nine (9) paid holidays. In the event that a company holiday overlaps with an employee's vacation days, the employee is granted an additional vacation day(s).

         Employees of the Company earn two weeks vacation in their first year of employment, three weeks of vacation after five years of employment, and four weeks of vacation after fifteen years of employment.

         The vacation policy for Mid-State Plastics Company is as follows:

         Six months of vacation                  one week
         One year of employment                  two weeks
         Five years of employment                two weeks plus one day
         Six years of employment                 two weeks plus two days
         Seven years of employment               two weeks plus three days
         Eight years of employment               two weeks plus four days
         Ten years of employment                 three weeks
         Twelve years of employment              three weeks plus one day
         Fourteen years of employment            three weeks plus two days

         Sixteen years of employment             three weeks plus three days
         Eighteen years of employment            three weeks plus four days
         Twenty years of employment              four weeks

         Vacation days not used at the end of the year do not rollover into the next year and are not paid out as unused.

XIV.     Annual Bonus Program

         The Company sponsors the Annual Bonus Program pursuant to which eligible employees (sales people, officers, managers, and selected individual directors) receive a cash bonus based on performance against objectives. Employees who participate in this program are not eligible to participate in the Anchor Share Plan, below.

XV.      Anchor Share Plan

         The Company provides this productivity-based plan to eligible employees (hourly and salaried employees). Each individual plant has its own Anchor Share Plan. These plans are substantially similar in that each is a productivity-based plan whereby productivity gains, absent capital investment by the Company, will be rewarded. Each individual plant has set different standards to be achieved for earning the productivity bonus.

XVI.     Employee Assistance Plan

         The Company provides substance abuse, alcoholism and family counseling services to employees. The employee may obtain a referral from the Company or get a self-referral. The first two (2) visits under this plan are free to employees.

XVII.    Other

         A. The Company provides to officers, sales people, and plant managers a leased vehicle for their own use. The vehicles provided to officers are "perk" vehicles and are provided tax free. The other vehicles require a monthly employee contribution of $35.

         B. As a perquisite, officers of the Company receive free tax and estate planning advice.

         C. As a perquisite, officers of the Company receive free physical examinations.

         D. Certain employees receive service awards.

         E. Good Attendance Awards provided to certain employees.

         F. Jury Duty/Death in the Family. The Company provides 3 days paid death in the family leave. The Company reimburses employees for the difference between base pay and jury duty pay.

XVIII.  Retiree Medical Benefits

         The Company has promised retiree medical benefits to one participant who retired in 1990. The former employee contributes $61.00 per month toward the premiums.

                               Schedule 3.1(m)(ii)

                                Employee Benefits

None.

                               Schedule 3.1(m)(v)

                                Employee Benefits

         The Company is obligated under an agreement memorialized in a letter dated July 12, 1990, to provide medical benefits to Heinz Beretta, a retired former employee of North American Philips.

                               Schedule 3.1(m)(vi)

                                Employee Benefits

Purchaser has been provided with sample forms of life insurance contracts and the face values of the other life insurance policies.

Purchaser has been provided with one Executive Medical Policy to review as a sample.

                              Schedule 3.1(m)(vii)

                                Employee Benefits


         None.

                              Schedule 3.1(m)(viii)

                                Employee Benefits

Employment Agreements

         A. Severance Amount. Each of the Agreements contains the same severance pay provisions.

                  1. The Severance Amount payable upon termination under paragraphs relating to disability and to death, shall be equal to one year's Base Salary in effect at the time of such termination and Bonus computed using the last full-year Bonus, if any, paid to the Employee, pro-rated to the effective date of termination. The Bonus portion of the Severance Amount shall be considered earned notwithstanding any right of discretion in the Board not to grant such bonus.

                  2. The Severance Amount payable upon termination under paragraphs relating to termination by the Employee for cause and to termination by the Employer without "just cause" shall be an amount equal to Base Salary computed to the end of the Term and Bonus computed using the last full-year Bonus, if any, paid to the Employee, pro-rated to the effective date of termination. The Bonus portion of the Severance Amount shall be considered earned notwithstanding any right of discretion in the Board not to grant such bonus.

                  3. The Severance Amount payable at the option of the Employer upon termination for just cause or upon the voluntary resignation of the Employee without cause or reason, shall be equal to one half of one year's Base Salary as in effect for at least three (3) months prior to such termination. Bonus shall not be considered.

         B.       The following Employment Agreements are in effect:

                  1. Employment Agreement by and between the Company and Francis H. Olmstead, Jr. and dated April 1, 1996.

                  2.  Employment Agreement by and between the Company and Robert
                      T. Parkey and dated April 1, 1996.

                  3. Employment Agreement by and between the Company and Geoffrey A. deRohan and dated April 1, 1996.

                  4.  Employment Agreement by and between the Company and Claude
                      J. Kyker and dated April 1, 1996 and extended through December 31, 1998 on January 5, 1998.

                  5.  Employment Agreement by and between the Company and Joseph
                      M. Viglione and dated April 1, 1996 and extended through December 31, 1998 on January 5, 1998.

                  6. Employment Agreement by and between the Company and Phyllis C. Best and dated April 1, 1996 and extended through December 31, 1998 on January 5, 1998.

Supplemental Executive Retirement Benefits Agreements As Amended

         If the Executive's Employment (i) voluntarily terminates on or after the Executive's completion of five years of Credited Service or (ii) is terminated by the Corporation for any reason other than Cause or Death, then benefits under the Supplemental Executive Retirement Plan Agreement shall be payable to the Executive commencing as of the first day of the month next following the latest of the Executive's termination date, Early Retirement Date, or the date on which benefit payments are scheduled to begin in the normal course of retirement. Such benefits shall be payable monthly in an amount equal to the Normal Retirement Benefit as reduced by 0.5% times the number of months from the date the payments are schedule to begin until the Executive's Normal Retirement Date.

                               Schedule 3.1(m)(ix)

                                Employee Benefits

None.

                                 Schedule 3.1(o)

                                      Fees

None.

                                 Schedule 3.1(p)

                              Environmental Matters


A. Volatile organic contamination was discovered at the Company's Building B, Davis Street, Morristown, Tennessee and is being remediated pursuant to a Consent Order and Agreement dated as of July 26, 1996 between Philips Electronics North America Corporation ("PENAC") and the Tennessee Department of Environment and Conservation at no expense to the Company.

B. The Company has been identified as a potentially responsible party by the United States Environmental Protection Agency ("U.S. EPA") and is a codefendant, along with over 1000 other codefendants, in a case brought by the U.S. EPA regarding contamination at the Solvents Recovery Systems of New England Site, a National Priority List superfund site in Southington, Connecticut. The Company is being defended and indemnified in this matter by PENAC. This case was still unresolved as of the last report from PENAC on February 12, 1998.

C. In 1991 an oil spill was discovered at the Cepillos de Matamoros site. This spill was remediated, and the Company received a compliance certificate from the Mexican Environmental Protection Agency thereafter.

                                 Schedule 3.1(q)

                              Intellectual Property

A.       3.1(q)(i).

         It appears that an error made by the World Intellectual Property Organization in the handling of the Patent Cooperation Treaty ("PCT") application corresponding to U.S. Application No. 08/489,607, entitled, "BRUSH FOR IMPROVED TUFT RETENTION AND ANCHOR WIRE THEREFORE" may have compromised Anchor's ability to perfect patent rights to the invention claimed in the PCT application in certain countries outside of the U.S.

B.       3.1(q)(ii).

         None.

C.       3.1(q)(iii).

         In October 1991, the Company received a letter from an Italian company, Offalysine s.r.l., asserting a potential claim of infringement arising out of the manufacture by the Company of a "disposable cosmetic system for sampling purposes." To the Knowledge of the Company, there is no current activity on this matter.

D.       3.1(q)(iv).

         None.

E. U.S. and Foreign Patents and Patent Applications for Anchor Advanced Products, Inc.

         See attached.

F.       U.S. Trademarks for Anchor Advanced Products, Inc.

         See attached.

G. U.S. Patents under which Anchor Advanced Products, Inc. Manufactures products for Patent Holder.


  Date of Patent     Patent Number    Assignee/Inventor             Claims
  --------------     -------------    -----------------             ------
5/22/90               4,927,281       L'Oreal/Gueret      Twisted wire brush with mixed
Filed 2/10/89                                             filament shapes/sizes

12/19/89              4,887,622       L'Oreal/Gueret      Twisted wire brush with bristle
Filed 11/30/87                                            diameter .10 to .25mm (.004"-
                                                          .010") w/approx. 10-40 bristles
                                                          per turn.  TWB with varying
                                                          bristle density.  Brush with
                                                          hollow or irregularly shaped
                                                          bristles.

H.       Licenses.

         License Agreement by and between Anchor Brush Company, Inc. and Sanderson- Macleod, Inc. dated as of February, 1, 1989 whereby Anchor Brush Company, Inc. receives a license under United States Letters Patent No. 4,733,425-Mascara Brush.

                                 Schedule 3.1(r)

                                    Insurance

A.       Directors & Officers Liability Insurance.
               [bullet] Aon Risk Services

                                                                Annual
         Limit of Liability        Retention                   Premium
         ------------------        ---------                   -------
         $3,000,000.00             $25,000.00                 $25,000.00


B.       See Attached.

                                 Schedule 3.1(s)

                                Material Interest

None.

                                 Schedule 3.1(t)

                             Affiliate Transactions

         Lease payments of $19,008.00 have been made since the Balance Sheet date for warehouse space leased from a company owned by Jack Lail, a former director and officer of the Company, located at JBDJ, LLC, P.O. Box 179, 1333 Oak View Land, Bldg 1, Seagrove, North Carolina.

                                 Schedule 3.2(d)

                                      Fees

None.

                                 Schedule 3.3(a)

None.

                                 Schedule 3.3(c)

None.

                                 Schedule 3.3(d)

None.

                                  Schedule 5.5

                             Tax Sharing Agreements


1. A transfer pricing agreement was reached between Anchor Advanced Products, Inc. and Cepillos de Matamoros ("Cepillos") which satisfies the U.S. transfer pricing rules and the transfer pricing guidelines of the Organization for Economic Cooperation and Development (the OECD) to which the Mexican government subscribes. The OECD is the international body which recommends international tax standards for its twenty-five member countries (including the United States and Mexico). Pursuant to this transfer pricing Agreement, Cepillos should provide contract manufacturing services to Anchor for a fee which will allow it to earn a cost plus markup of between 5.4 and 8.92% each year. Income taxes are then paid to the Mexican government and are deductible as an expense on Anchor's U.S. tax return.

2. Cepillos de Matamoros has agreed to comply with tax obligations for those U.S. citizens who work in Mexico and receive payment of their salaries from foreign corporations. Taxes are withheld from their U.S. wages and deposited with the Mexican government. The employees are furnished proof of withholding at year end, and are allowed to take a deduction from their IRS tax return.